                                                                    EXHIBIT 10.1


                      AGREEMENT AND PLAN OF REORGANIZATION



                                  BY AND AMONG



                            ATRIX LABORATORIES, INC.

                          ATRIX ACQUISITION CORPORATION

                                       AND

                               VIROTEX CORPORATION







                          Dated as of November 24, 1998

                                TABLE OF CONTENTS



                                                                                                           Page No.

ARTICLE I DEFINITIONS.............................................................................................2


ARTICLE II THE MERGER.............................................................................................8

   Section 2.01. The Merger.......................................................................................8
   Section 2.02. Effective Time...................................................................................8
   Section 2.03. Effect of the Merger.............................................................................8
   Section 2.04. Effect of Merger on the Capital Stock of the Constituent Corporations............................9
   Section 2.05. Merger Consideration............................................................................11
   Section 2.06. Payment of Merger Consideration.................................................................16
   Section 2.07. Escrow Deposit..................................................................................17
   Section 2.08. Dissenting Shares...............................................................................17
   Section 2.09. No Further Ownership Rights in Company Capital Stock............................................18
   Section 2.10. Lost, Stolen or Destroyed Certificates..........................................................18
   Section 2.11. Fractional Shares...............................................................................18
   Section 2.12. No Liability....................................................................................18
   Section 2.13. Closing Deliveries..............................................................................19
   Section 2.14. Taking of Necessary Action; Further Action......................................................20

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................................20

   Section 3.01. Organization of the Company.....................................................................20
   Section 3.02. Subsidiaries....................................................................................21
   Section 3.03. Company Capital Structure.......................................................................21
   Section 3.04. Authority.......................................................................................22
   Section 3.05. No Conflict.....................................................................................23
   Section 3.06. Consents........................................................................................23
   Section 3.07. Company Financial Statements....................................................................23
   Section 3.08. No Undisclosed Liabilities......................................................................24
   Section 3.09. Products/Product Liability......................................................................24
   Section 3.10. Loans, Notes, Cash, Accounts Receivable and Accounts Payable....................................25
   Section 3.11. Projections.....................................................................................25
   Section 3.12. Absence of Certain Changes......................................................................26
   Section 3.13. Tax Matters.....................................................................................27
   Section 3.14. Restrictions on Business Activities.............................................................30

                                                                                                           Page No.

   Section 3.15. Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment..................30
   Section 3.16. Intellectual Property...........................................................................31
   Section 3.17. Agreements, Contracts and Commitments...........................................................35
   Section 3.18. Interested Party Transactions...................................................................37
   Section 3.19. Governmental Authorization......................................................................37
   Section 3.20. Regulatory Reports..............................................................................37
   Section 3.21. Litigation......................................................................................38
   Section 3.22. Minute Books....................................................................................38
   Section 3.23. Environmental Matters...........................................................................38
   Section 3.24. Brokers' and Finders' Fees and Third Party Expenses.............................................38
   Section 3.25. Employee Benefit Plans and Compensation.........................................................39
   Section 3.26. Insurance.......................................................................................42
   Section 3.27. Compliance with Laws............................................................................43
   Section 3.28. Warranties; Indemnities.........................................................................43
   Section 3.29. Conflicts of Interest...........................................................................43
   Section 3.30. Complete Copies of Materials....................................................................43
   Section 3.31. Representations Complete........................................................................43

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...............................................44

   Section 4.01. Organization, Standing and Power................................................................44
   Section 4.02. Authority.......................................................................................44
   Section 4.03. Brokers' and Finders Fees.......................................................................44
   Section 4.04. No Conflict.....................................................................................44
   Section 4.05. Consents........................................................................................45
   Section 4.06. Compliance with Laws............................................................................45
   Section 4.07. SEC Reports.....................................................................................45
   Section 4.08. Financial Capability............................................................................46
   Section 4.09. Parent Capital Structure........................................................................46

ARTICLE V ADDITIONAL AGREEMENTS..................................................................................47

   Section 5.01. Expenses........................................................................................47
   Section 5.02. Public Disclosure...............................................................................47
   Section 5.03. S-8 Registration................................................................................47
   Section 5.04. Registration Statement..........................................................................47
   Section 5.05. Registration Procedures.........................................................................48
   Section 5.06. Indemnification.................................................................................50
   Section 5.07. Exculpation for Director Liability..............................................................50
   Section 5.08. Lease Termination...............................................................................50
   Section 5.09. Products Liability Insurance....................................................................51

ARTICLE VI SURVIVAL, INDEMNIFICATION.............................................................................51

                                                                                                           Page No.

ARTICLE VII GENERAL PROVISIONS...................................................................................52

   Section 7.01. Notices.........................................................................................52
   Section 7.02. Disclosure Schedule.............................................................................53
   Section 7.03. Interpretation..................................................................................53
   Section 7.04. Counterparts....................................................................................54
   Section 7.05. Entire Agreement; Assignment....................................................................54
   Section 7.06. Third Party Beneficiaries.......................................................................54
   Section 7.07. Severability....................................................................................54
   Section 7.08. Other Remedies..................................................................................54
   Section 7.09. Governing Law...................................................................................55
   Section 7.10. Arbitration.....................................................................................55
   Section 7.11. Amendment.......................................................................................55
   Section 7.12. Extension: Waiver...............................................................................56
   Section 7.13. Rules of Construction...........................................................................56
   Section 7.14. Knowledge.......................................................................................56




Exhibit A                  Form of Personal Services Agreement..................................................A-1
Exhibit B                  Form of Investment Letter............................................................B-1
Exhibit C                  Forms of Transmittal Letters.........................................................C-1
Exhibit D                  Form of Certificate of Merger........................................................D-1
Exhibit E                  Form of Contingent Escrow Agreement..................................................E-1
Exhibit F                  Form of Indemnity and Escrow Agreement...............................................F-1
Exhibit G                  Financial Projections................................................................G-1
Exhibit H                  Form of Cooley Godward LLP Opinion...................................................H-1
Exhibit I                  Key Employees........................................................................I-1
Exhibit J                  Form of Non-Competition Agreement....................................................J-1
Exhibit K                  Person Executing Personal Services Agreement.........................................K-1
Exhibit L                  Form of Company Officer's Certificate................................................L-1
Exhibit M                  [Reserved]...........................................................................M-1
Exhibit N                  Form of Parent Officer's Certificate.................................................N-1
Exhibit O                  Form of Morrison & Foerster LLP Opinion..............................................O-1
Exhibit P                  Form of Assignment and Transfer Agreement............................................P-1
Exhibit Q                  Form of Consent to Conversion of Preferred Stock.....................................Q-1
Exhibit R                  Form of Substitute Option Agreement..................................................R-1
Exhibit S                  Form of Parent Warrant...............................................................S-1
Exhibit T                  Form of Option Exercise..............................................................T-1

                      AGREEMENT AND PLAN OF REORGANIZATION

         This Agreement and Plan of Reorganization (the "Agreement") is made and entered into as of November 24, 1998 among Atrix Laboratories, Inc., a Delaware corporation ("Parent"), Atrix Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and ViroTex Corporation, a Delaware corporation (the "Company").

                                    RECITALS

         A. The Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each company and its respective shareholders that Parent acquire the Company through the statutory merger of Merger Sub with and into the Company (the "Merger") and, in furtherance thereof, have approved the Merger.

         B. Pursuant to the Merger, among other things, all of the issued and outstanding common stock of the Company shall be converted into the right to receive cash and/or shares of the $.001 par value common stock of Parent ("Parent Common Stock"). All outstanding preferred stock, warrants, Cash-Out Options (defined below) and other securities or instruments convertible into capital stock of the Company that are not converted into common stock of the Company or exercised, as applicable, on or prior to the Closing Date shall be assumed by Parent as set forth herein.

         C. A portion of the cash consideration otherwise payable by Parent to the Principal Stockholders (defined below) in connection with the Merger shall be placed in escrow by Parent for purposes of satisfying damages, losses, expenses and other similar charges which result from breaches of representations, warranties and covenants.

         D. The Company and the Principal Stockholders, on the one hand, and Parent and Merger Sub, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

         NOW, THEREFORE, in consideration of the foregoing recitals and the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          (a) The following terms, as used herein, have the following meanings:

               "Acne Product" means the product using the Company's solvent/microparticulate drug delivery technology containing dapsone for the topical treatment of human skin disease with an initial indication for acne.

               "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person or an officer, director, holder of 10% or more of the outstanding equity securities of such Person, or an Immediate Family Member of any of the foregoing.

               "Assumed Options" shall mean all unexercised Company Options held by Jeffrey M. Soinski, Anthony A. Brown, David W. Osborne, Ph.D., Meidong Yang, Ph.D. and Gilles Tapolsky, Ph.D. immediately prior to the Effective Time.

               "Balance Sheet Date" means September 30, 1998.

               "BEMA" means the Company's proprietary bioerodible mucoadhesive film.

               "BEMA-Dyclonine Canker Sore Disc" means a product using BEMA technology containing dyclonine cut into discs for the treatment of canker sores under the OTC monograph for oral care topical analgesics.

               "BEMA-Dyclonine Strips" means a proposed Rx product using BEMA technology containing dyclonine cut into strips for local dental anesthesia, and requiring submission of a New Drug Application under current FDA regulations.

               "BEMA-Nicotine" means a proposed Rx product using BEMA technology containing nicotine for smoking cessation, and requiring submission of a New Drug Application under current FDA regulations.

               "Benzocaine Canker Sore Product" means a product using the Company's proprietary mucocutaneous absorption gel drug delivery technology containing benzocaine for the topical treatment of canker sores.

               "Cash-Out Options" shall mean all Company Options that are not Assumed Options.

               "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and any regulations promulgated thereunder.

               "Closing Date" means the date of the Closing.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Commercialized" means the date on which the Company, its Affiliates or its sublicensee first sells the relevant Company Product for use or consumption to an unaffiliated third party in an arms' length transaction.

               "Company Capital Stock" shall mean (i) shares of Company Common Stock, (ii) shares of Preferred Stock, and (iii) any other capital stock of the Company.

               "Company Common Stock" shall mean shares of common stock of the Company, $.001 par value per share.

               "Company Options" shall mean all issued and outstanding options, warrants (other than the GulfStar Warrant) or other rights to purchase Company Capital Stock (whether or not vested) held by consultants, employees or directors of the Company or any other person.

               "Confidential Information" means any information relating to the properties, prospects, products, services or operations of the Company or any direct or indirect Affiliate thereof that is not generally known, is proprietary to the Company or such Affiliate and is made known to such Person or learned or acquired by such Person while such Person was an officer, director, employee or independent contractor of the Company, including, without limitation, information relating to the software developed by the Company, information as to sources of, and arrangements for, hardware supplied to customers or clients of the Company, submission and proposal procedures of the Company, customer or contact lists, information concerning trade secrets of the Company, or any of its Affiliates, any improvements relating to the products of the Company in accounting, marketing, selling, leasing, financing and other business methods and techniques, and any information obtained by the Stockholders' Representatives under Section 2.05(e), whether such information relates to the Company or Parent.

               However, Confidential Information shall not include (i) at the time of disclosure to any Person such information that was in the public domain or later entered the public domain other than as a result of a breach of an obligation herein; or (ii) subsequent to disclosure to any Person, such Person received such information from a third party under no obligation to maintain such information in confidence, and the third party came into possession of such information other than as a result of a breach of an obligation herein.

               "Current Balance Sheet" means the balance sheet of the Company as of September 30, 1998.

               "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions, now in effect, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

               "Environmental Liabilities" means any and all liabilities of or relating to the Company (including any entity which is, in whole or in part, a predecessor of the Company), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which (a) arise under or relate to matters covered by Environmental Laws and (b) relate to actions occurring or conditions existing on or prior to the Closing Date.

               "Environmental Permits" means all permits, licenses, authorizations, certificates and approvals of governmental authorities relating to or required by Environmental Laws and necessary or proper for the business of the Company as currently conducted.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all regulations promulgated thereunder.

               "Estimated Third Party Expenses" shall equal the amount of Third Party Expenses of the Company estimated in good faith and based on reasonable assumptions as of the Closing Date.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               "External Analgesic Product" means a product using the Company's proprietary mucocutaneous absorption gel drug delivery technology using the currently monographed OTC external analgesics as set forth in 21 CFR section 348 for the topical treatment of arthritis pain, bursitis, tendonitis, backaches, muscle stains and sprains and muscle cramps.

               "GAAP" means United States generally accepted accounting principles, consistently applied on a basis consistent throughout the periods indicated and consistent with each other.

               "GulfStar Warrant" means that certain warrant to purchase up to 52,936 shares of Company Common Stock held by the GulfStar Group.

               "Hazardous Substances" means any toxic, radioactive, corrosive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, including, without limitation, any substance regulated under Environmental Laws.

               "Immediate Family Member" means, with respect to any Person, such Person's spouse, parents, children and siblings.

               "Investment Letter" means the investment letter in the form attached hereto as Exhibit B.

               "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

               "Material Adverse Effect" means, with respect to any Person, any material adverse change in, or material adverse effect on, the business, assets, results of operations, value or financial or other condition of the Person, or any event or circumstance that would likely prevent, hinder or materially delay the consummation of any of the transactions contemplated by this Agreement and the Related Agreements.

               "Minority Stockholder(s)" means those Stockholders of the Company that individually own 1% or less of the Total Outstanding Shares.

               "Parent Common Stock" shall mean unregistered shares of the common stock, $.001 par value, of Parent.

               "Parent Option" shall mean any option to purchase shares of Parent Common Stock issued pursuant to Section 2.04(c) in connection with the substitution of an Assumed Option, without any material changes to the Assumed Option within the meaning of Section 422 of the Code.

               "Parent Warrant" shall mean a warrant to purchase shares of Parent Common Stock issued pursuant to Section 2.04(f) in connection with the substitution of the GulfStar Warrant in substantially the form attached hereto as Exhibit S.

               "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

               "Personal Services Agreement" means the employment agreement in the form attached hereto as Exhibit A.

               "Preferred Stock" shall mean shares of Series A, Series B, Series C, Series D, Series E and Series F Convertible Preferred Stock of the Company, each with a par value of $.001 per share.

               "Principal Stockholder(s)" means those Stockholders of the Company that individually own more than 1% of the Total Outstanding Shares.

               "Pro Rata Portion" shall mean with respect to each Stockholder an amount determined at the Effective Time equal to the quotient obtained by dividing (x) the number of shares of Company Common Stock owned by such Stockholder immediately prior to the Effective Time, by (y) the Total Outstanding Shares immediately prior to the Effective Time.

               "Related Agreements" shall mean all ancillary agreements required in this Agreement to be executed and delivered in connection with the transactions contemplated hereby, including the Escrow Agreement, the Non-Competition Agreements and the Employment Agreements.

               "SEC" means the United States Securities and Exchange Commission.

               "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               "Stockholder(s)" means the record owner of shares of Company Capital Stock.

               "Stockholders' Representatives" shall mean William T. Mullaney and Anthony A. Brown appointed pursuant to the terms and provisions contained in the Transmittal Letter.

               "Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

               "Topical Antibiotic Product" means a product using the Company's proprietary topical antibiotic gel technology for currently monographed OTC topical antibiotic drug ingredients as set forth in 21 CFR section 333.110 and section 333.120 for the topical treatment of minor cuts, scrapes and burns.

               "Total Outstanding Shares" shall be the aggregate number of shares of Company Common Stock (including any Company Capital Stock and Company Options) outstanding immediately prior to the Effective Time.

               "Transmittal Letter" means the transmittal letter in the form attached hereto as Exhibit C.

               "Wart Removal Product" means a product using the Company's proprietary topical wart removal technology for currently monographed OTC topical wart removal ingredients.

               "Wound Wash Product" means a product using the Company's proprietary topical antiseptic technology for currently monographed OTC topical antiseptic drug ingredients as set forth in 21 CFR section
          333.10 and section 333.20 for the topical treatment of minor cuts, scrapes and burns.

         (b) Each of the following terms is defined in the Section set forth opposite such term below:

         Aggregate Initial Payment..................................................................Section 2.05(a)
         Cash Payment Amount........................................................................Section 2.05(a)
         Certificate of Merger.........................................................................Section 2.02
         Closing.......................................................................................Section 2.02
         Closing Date..................................................................................Section 2.02
         Closing Exchange Ratio..................................................................Section 2.05(c)(i)
         Company Intellectual Property..........................................................Section 3.16(a)(ii)
         Company Payment Amount........................................................................Section 5.01
         Company Stock Certificates....................................................................Section 2.05
         Conflict......................................................................................Section 3.05
         Consent of Conversion of Preferred Stock...................................................Section 3.03(b)
         Contingent Escrow Agent................................................................Section 2.06(b)(ii)
         Contingent Escrow Agreement............................................................Section 2.06(b)(ii)
         Contingent Exchange Ratio.............................................................Section 2.05(c)(iii)
         Contract...................................................................................Section 3.17(b)
         Customer Information.......................................................................Section 3.15(d)
         Delaware Law..................................................................................Section 2.01
         Development Obligations....................................................................Section 2.05(e)
         Dissenting Shares.............................................................................Section 2.08
         Earn-Out Event.............................................................................Section 2.05(b)
         Effective Time................................................................................Section 2.02
         Escrow........................................................................................Section 2.07
         Escrow Agent..................................................................................Section 2.07
         Escrow Amount.................................................................................Section 2.07
         Escrow Shares..........................................................................Section 2.06(b)(ii)
         Exchange Agent................................................................................Section 2.05
         Exchange Ratio.........................................................................Section 2.05(c)(ii)
         Governmental Entity...........................................................................Section 3.06
         Indemnity and Escrow Agreement................................................................Section 2.07
         Intellectual Property...................................................................Section 3.16(a)(i)
         Interim Financials............................................................................Section 3.07
         Merger Consideration..........................................................................Section 2.05
         Option Exchange Ratio......................................................................Section 2.04(b)

         Option Exercise Notice.....................................................................Section 3.03(b)
         Option Price...............................................................................Section 2.04(e)
         Permitted Assignee....................................................................Section 2.06(b)(iii)
         Plan.......................................................................................Section 3.03(b)
         Registered Intellectual Property......................................................Section 3.16(a)(iii)
         Registered Shares..........................................................................Section 5.04(a)
         Registration Statement.....................................................................Section 5.04(a)
         Returns................................................................................Section 3.13(a)(ii)
         Surviving Corporation.........................................................................Section 2.01
         Taxes...................................................................................Section 3.13(a)(i)
         Third Party Expenses..........................................................................Section 5.01
         Year-End Financials...........................................................................Section 3.07

                                   ARTICLE II

                                   THE MERGER

Section 2.01.     THE MERGER.

         At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware Business Corporation Act ("Delaware Law"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

Section 2.02.     EFFECTIVE TIME.

         The closing of the Merger (the "Closing") will take place concurrently with the execution of this Agreement at the offices of Morrison & Foerster, LLP, 5200 Republic Place, 370 17th Street, Denver, Colorado, unless another place or time is agreed to in writing by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date" and shall be no later than December 1, 1998. In addition to the deliveries required by the parties hereto under Section 2.13 of this Agreement, on the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (or like instrument) in the form attached hereto as Exhibit D with the Secretary of State of the State of Delaware (the "Certificate of Merger"), in accordance with the applicable provisions of Delaware Law (the time of acceptance by the Secretary of State of the State of Delaware of such filing being referred to herein as the "Effective Time").

Section 2.03.     EFFECT OF THE MERGER.

               (a) General. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Company or Merger Sub in order to carry out and effectuate the transactions contemplated by this Agreement.

               (b) Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the Certificate of Incorporation of Merger Sub immediately prior to the Effective Time (except that the name of the Surviving Corporation shall remain unchanged).

               (c) Bylaws. The Bylaws of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the Bylaws of Merger Sub immediately prior to the Effective Time (except that the name of the Surviving Corporation shall remain unchanged).

               (d) Officers and Directors. The directors and officers of Merger Sub shall become the directors and officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office).

Section 2.04. EFFECT OF MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS.

               (a) Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the parties hereto, each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares) will be canceled and extinguished and be converted automatically into the right to receive, without interest, such Merger Consideration as is payable under Section 2.05, upon the terms and subject to conditions set forth below and throughout this Agreement.

               (b) Assumption of Assumed Options. Upon the Closing, each Assumed Option will be, in connection with the Merger, replaced by Parent with a Parent Option. Each Parent Option shall continue to have, and be subject to, the same terms and conditions as the Assumed Option which it replaces, except that (i) vesting shall accelerate immediately prior to the Closing so that the Assumed Options and the Parent Options which replace them are one hundred percent (100%) vested, (ii) the per share exercise price under each Parent Option shall be equal to the number obtained by dividing (A) the exercise price for a share of Company Common Stock subject to the Assumed Option, by (B) the Company Common Stock Value (as defined below), (C) multiplied by the Parent Common Stock Value (as defined below) (rounded up to the nearest whole cent), and (iii) the Parent Option will be exercisable for that number of whole shares of Parent Common Stock equal to the number obtained by multiplying (A) the number of shares of Company Common Stock subject to the Assumed Option, by (B) the Company Common Stock Value, divided by (C) the Parent Common Stock Value (rounded down to the nearest whole share). The "Company Common Stock Value" shall be determined by dividing (A)(1) the Aggregate Initial Payment, less (2) Estimated Third Party Expenses in excess of the Company Payment Amount, plus (3) $1,342,975 by (B) the Total Outstanding Shares. The "Parent Common Stock Value" shall be equal to the average closing sale price of a share of Parent Common Stock as reported on the Nasdaq National Market for the twenty (20) consecutive trading days ending three (3) business days prior to the Closing Date. Notwithstanding the foregoing, the parties intend that to the extent that the Assumed Options are incentive stock options, as that term is defined under Section 422 of the Code, at the time of Closing, that the Parent Options replacing such Assumed Options also will be incentive stock options to the same extent.

               (c) Assumption Agreement. Promptly following the Closing, Parent will issue to each holder of an Assumed Option a substitute option agreement in the form of Exhibit R and each former holder of an Assumed Option shall acknowledge the receipt of same in exchange for such holder's Assumed Option.

               (d) Option Status. It is the intention of the parties that Parent Options issued by Parent following the Closing will, to the extent permitted by applicable law, continue to qualify as incentive stock options as defined in Section 422 of the Code to the extent the Assumed Options qualified as incentive stock options immediately prior to the Closing.

               (e) Termination of Cash-Out Options. Parent shall assume and amend the Cash-Out Options as follows: each Cash-Out Option will continue to have, and be subject to, the same terms and conditions including vesting, as provided in the respective option agreements immediately prior to the Effective Time, except that (A) the Cash-Out Options will expire on December 8, 1998, unless exercised and (B), at the option of the holder, the Cash-Out Options will be exercisable for
          (1) cash in an amount equal to $1.12 per share of Company Common Stock underlying the Cash-Out Option immediately prior to the Effective Time less, the exercise price per share as set forth in the respective option agreement immediately prior to the Effective Time, or (2) each option will be exercisable for that number of whole shares of Parent Common Stock equal to the product obtained by multiplying the Cash-Out Option Exchange Ratio by the number of shares of Company Common Stock subject to such Cash-Out Option (rounded to the nearest whole number of shares of Parent Common Stock), and the per share exercise price shall be equal to the quotient obtained by dividing the exercise price for the Cash-Out Option by the Cash-Out Option Exchange Ratio (rounded to the nearest whole cent). The Cash-Out Option Exchange Ratio shall mean a number equal to the quotient obtained by dividing (x) the Aggregate Initial Payment by (y) the average closing sale price of Atrix Common Stock as reported on the Nasdaq National Market for twenty (20) consecutive trading days ending three (3) business days prior to the Closing Date, and dividing such quotient by (z) the Total Outstanding Shares. In addition, each holder of a Cash-Out Option who exercises the option shall be entitled to participate in such holder's pro rata share of the Earn-Out Event payments, if any, under Section 2.05(b) hereof, as if such holder were a Minority Stockholder or Principal Stockholder, as appropriate, as of the Effective Time, and shall be treated as a part of the definitions of Principal Stockholder and Minority Stockholder for purposes of Section 2.06(b) and 2.06(c), respectively.

               (f) Assumption of GulfStar Warrant. Upon the Closing, the GulfStar Warrant will be, in connection with the Merger, replaced by Parent with a Parent Warrant in the form of Exhibit S.

               (g) Capital Stock of Merger Sub. Each share of common stock of Merger Sub, $.001 par value per share, issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

Section 2.05.     MERGER CONSIDERATION.

         As set forth in the Contingent Escrow Agreement, immediately after the Effective Time, Parent shall deposit with Bank One, Colorado, N.A. (the "Exchange Agent") (i) the Cash Payment less the Escrow Amount, (ii) certificates representing $500,000 in value of Parent Common Stock to be issued to the Principal Stockholders, less cash payments for fractional shares, and (iii) cash sufficient to make payments in lieu of fractional shares in accordance with
Section 2.11. All of the cash and shares of Parent Common Stock so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to the shares so deposited, are referred to collectively as the Exchange Fund. As soon as practicable after the Effective Time, the Exchange Agent will mail to the registered holders of Company Stock Certificates (i) a Transmittal Letter, (ii) and instructions for use in effecting the surrender of Company Stock Certificates in exchange for any cash payments and, if applicable, certificates representing shares of Parent Common Stock all in accordance with this Section 2.05. Upon surrender of a Company Stock Certificate to the Exchange Agent, together with a duly executed Letter of Transmittal, and such other documents as may reasonably be required by the Exchange Agent or Parent, (A) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor cash and, if applicable, a certificate representing the number of shares of Parent Common Stock, that such holder has the right to receive pursuant to this Section 2.05, and (B) the Company Stock Certificate so surrendered shall be marked "canceled." Until so surrendered, each outstanding Company Stock Certificate will be deemed for all corporate purposes, to evidence only the right to receive payment pursuant to this Article II. In exchange for the Company Stock Certificates, the Stockholders, excluding holders of Dissenting Shares, shall be entitled to receive the following consideration (collectively, the "Merger Consideration"):

               (a) Initial Payment. $8,000,000, of which $7,500,000, less Estimated Third Party Expenses in excess of the Company Payment Amount, shall be payable in cash (the "Cash Payment Amount") and $500,000 shall be payable in Parent Common Stock (collectively, the "Aggregate Initial Payment").

               (b) Contingent Consideration. In addition, the Stockholders (which shall include for purposes of this subsection 2.05(b), holders of Assumed Options, excluding holders of Dissenting Shares, shall be entitled to receive the following consideration upon satisfaction of the conditions set forth below (each a "Earn-Out Event"):

                    (i) $1,000,000 payable in shares of Parent Common Stock or cash, in the case of the Minority Stockholders, if the Company has entered into a valid and binding definitive agreement to license or sell its Acne Product prior to December 31, 1999, which agreement shall contain customary provisions relating to milestone payments, payment of research and development expenses, and licensing and royalty fees. Thereafter, this amount shall decrease $41,650 on the first day of each month after December 31, 1999 that the Company has not entered into a valid and binding definitive agreement to license or sell its Acne Product; provided, however, that no payment shall be due if such agreement is not entered into by December 31, 2000.

                    (ii) $250,000 payable in shares of Parent Common Stock or
               cash, in the case of the Minority Stockholders, if the Company has Commercialized its External Analgesic Product prior to December 31, 1999. Thereafter, this amount shall decrease $10,000 on the first day of each month after December 31, 1999 that the Company has not Commercialized its External Analgesic Product; provided, however, that no payment shall be due if the External Analgesic Product is not Commercialized by December 31, 2000.

                    (iii) $250,000 payable in shares of Parent Common Stock or cash, in the case of the Minority Stockholders, if the Company has Commercialized its Benzocaine Canker Sore Product prior to December 31, 1999. Thereafter, this amount shall decrease by $10,000 on the first day of each month after December 31, 1999 that the Company has not Commercialized its Benzocaine Canker Sore Product; provided, however, that no payment shall be due if the Benzocaine Canker Sore Product is not Commercialized by December 31, 2000.

                    (iv) $250,000 payable in shares of Parent Common Stock or
               cash, in the case of the Minority Stockholders, if, and only if, the Company has Commercialized its Topical Antibiotic Product prior to December 31, 2000.

                    (v) $250,000 payable in shares of Parent Common Stock or
               cash, in the case of the Minority Stockholders, if, and only if, the Company has Commercialized its Wound Wash Product prior to December 31, 2000.

                    (vi) the following consideration payable in shares of Parent
               Common Stock or cash, in the case of the Minority Stockholders:

                         (A) $600,000 if the Company receives or has recognized,
                    in accordance with GAAP, an aggregate of $1,500,000 in any payments (other than payments for reimbursed research and development expenses or royalty fees) with respect to any products relating to or based upon Company Intellectual Property (collectively, "Product Revenue") after the Closing Date and on or prior to December 31, 1999 ; and

                         (B) an additional $200,000 if the Company receives or
                    has recognized in accordance with GAAP an aggregate of $2,000,000 in Product Revenue after the Closing Date and on or prior to December 31, 1999; and

                                    (C) an additional $200,000 if the Company
                           receives or has recognized in accordance with GAAP an aggregate of $2,500,000 in Product Revenue after the Closing Date and on or prior to December 31, 1999.

                    In addition, as of December 31, 1999, or as soon as
               practicable thereafter, Parent shall determine all Product Revenue received or recognized by the Company, in accordance with GAAP, on any products relating to or based upon Company Intellectual Property as of such date and Parent shall pay to the Stockholders additional consideration payable in Parent Common Stock equal to the Product Revenue in excess of $1,500,000 or $2,000,000, as the case may be, multiplied by 40%. Notwithstanding the above, if the Company subsequently does not receive any previously recognized Product Revenue then the future payments related to Product Revenue to be made to the Stockholders, if any, will be reduced by an amount equal to the amount paid to the Stockholders for such Product Revenue not actually received by the Company and, provided, further, that if no future payments are payable to the Stockholders under this
               Section 2.05(b), the Stockholders shall promptly reimburse Parent upon notice for their pro rata portion of such excess payments previously paid to the Stockholders.

               (c) Parent Common Stock Payable to Each Principal Stockholder. The number of shares of Parent Common Stock each Principal Stockholder shall be entitled to receive shall be determined as follows:

                    (i) For the Parent Common Stock issuable under subsection
               2.05(a), each Principal Stockholder shall receive shares of Parent Common Stock equal to the product of (x) the Closing Exchange Ratio times (y) the number of shares of Company Common Stock held of record by such Principal Stockholder immediately prior to the Effective Time. For purposes of this subsection
               (c)(i), the "Closing Exchange Ratio" shall mean a number equal to the quotient obtained by dividing (x) $500,000, by (y) the average closing sale price of Parent Common Stock as reported on the Nasdaq National Market for the twenty (20) consecutive trading days ending three (3) business days prior to the Closing Date, and dividing such quotient by (z) the Total Outstanding Shares (Schedule 2.05(c)(i) sets forth (A) the Closing Exchange Ratio and the Exchange Ratio, (B) the average closing sale price of Parent Common Stock as reported on the Nasdaq National Market for the twenty (20) consecutive trading days ending three (3) business days prior to the Closing Date, and (C) the Total Outstanding Shares);

                    (ii) For the Parent Common Stock issuable upon satisfaction of the conditions set forth in subsections 2.05(b)(iv) and 2.05(b)(v), each Principal Stockholder shall receive shares of Parent Common Stock equal to the product of (x) the

               Exchange Ratio times (y) the number of shares of Company Common Stock held of record by such Principal Stockholder plus the number of shares of Company Common Stock underlying an Assumed Option held by such Principal Stockholder, immediately prior to the Effective Time. For purposes of this subsection (c)(ii), the "Exchange Ratio" shall mean, with respect to each Earn-Out Event referenced in this subsection (c)(ii), a number equal to the quotient obtained by dividing (x) the dollar amount payable in Parent Common Stock under such Earn-Out Event, by (y) the average closing sale price of Parent Common Stock as reported on the Nasdaq National Market for the twenty (20) consecutive trading days ending three (3) business days prior to the Closing Date, and dividing such quotient by (z) the Total Outstanding Shares; and (iii) For the shares of Parent Common Stock issuable pursuant to subsections 2.05(b)(i), 2.05(b)(ii), 2.05(b)

                    (iii) and 2.05(b)(vi), each Principal Stockholder shall
               receive shares of Parent Common Stock equal to the product of (x) the Contingent Exchange Ratio times (y) the number of shares of Company Common Stock held of record by such Principal Stockholder plus the number of shares of Company Common Stock underlying an Assumed Option held by such Principal Stockholder, immediately prior to the Effective Time. For purposes of this subsection
               (c)(iii), the "Contingent Exchange Ratio" shall mean, with respect to each Earn-Out Event referenced in this subsection
               (c)(iii), a number equal to the quotient obtained by dividing (x) the dollar amount payable in Parent Common Stock under such Earn-Out Event by (y) the average closing sale price of Parent Common Stock as reported on the Nasdaq National Market for the twenty (20) consecutive trading days ending on the last trading day of the month in which the conditions to such Earn-Out Event is satisfied, and dividing such quotient by (z) the Total Outstanding Shares.

               (d) Cash Payable to Stockholder(s).

                    (i) Minority Stockholders.

                         (A) In lieu of receiving shares of Parent Common Stock
                    under subsections 2.05(a) and 2.05(b)(i), 2.05(b)(ii), 2.05(b)(iii) and 2.05(b)(vi), each Minority Stockholder shall receive cash in an amount equal to its Pro Rata Portion of the portion of the Merger Consideration to be paid pursuant to each such section less the aggregate option exercise price, if applicable; provided, however, that a Minority Stockholder's Pro Rata Portion shall include shares of Company Common Stock underlying Assumed Options held by such Minority Stockholder, with respect to Earn-Out Event payments, but not otherwise.

                         (B) In lieu of receiving shares of Parent Common Stock
                    under subsections 2.05(b)(iv) and 2.05(b)(v), each Minority Stockholder shall receive cash in an amount equal to (x) its Pro Rata Portion of the portion of the Merger Consideration to be paid pursuant to each such section, divided by (y) the average closing sale price of Parent Common Stock as reported on the Nasdaq National Market for the twenty (20) consecutive trading days ending three (3) business days prior to the Closing Date, multiplied by (z) the average closing sale price of Parent Common Stock as reported on the Nasdaq National Market for the twenty (20) consecutive trading days ending on the last trading day of the month in which the conditions to such Earn-Out Event is satisfied; provided, however, that a Minority Stockholder's Pro Rata Portion shall include shares of Company Common Stock underlying Assumed Options held by such Minority Stockholder, with respect to Earn-Out Event payments, but not otherwise.

                         (ii) Principal Stockholders. Each Principal Stockholder
                    shall receive cash in an amount equal to the product of such Principal Stockholder's Pro Rata Portion multiplied by the sum of (x) the Cash Payment Amount less (y) the aggregate exercise price of each Cash-Out Option held by Principal Stockholder, if applicable. Notwithstanding the foregoing, the Cash Payment Amount otherwise payable to the Principal Stockholders shall be reduced by the Escrow Amount in the manner set forth in Section 2.07 herein.

                    (e) Development Obligations. Parent shall use and shall
               cause the Company to use commercially reasonable and diligent efforts to (i) license or sell the Acne Product by December 31, 1999, (ii) develop and commercialize (either directly or indirectly) each of the External Analgesic Product and the Benzocaine Canker Sore Product prior to December 31, 1999 and
               (iii) develop and commercialize each of the Topical Antibiotic Product and the Wound Wash Product by December 31, 2000. Any license, sale or development or commercialization agreements entered into by Parent or the Company with respect to the foregoing shall be done on commercially reasonable terms. As used herein, the term "commercially reasonable and diligent efforts" will mean, unless the Stockholders' Representatives and the Company otherwise agree in writing following the Closing, those efforts consistent with the exercise of prudent scientific and business judgment, as applied to other products of similar potential and market size. Without limiting the generality of the foregoing, "commercially reasonable and diligent efforts" shall include the dedication of adequate business development resources to licensing or selling the Acne Product and adequate development, regulatory, sales and marketing and other resources for commercializing new products. If Parent decides to abandon efforts to license or sell the Acne Product for any reason other than unanticipated changes in regulatory affairs, product failure or changes in market conditions that make licensing or sale infeasible or impractical or if Parent directly or through an Affiliate elects to pursue commercialization of the Acne Product, then the Earn-Out Event in subsection 2.05(b)(i) shall be deemed to have occurred and, for purposes of Section 2.05(b)(vi), the Company shall be deemed to have received $1,000,000 for purposes of calculating Product Revenue. The Stockholders'

               Representatives, or their representatives including an independent accounting firm, shall be entitled to request, inspect and copy no more than once in any three month period (provided, however, that such three month limitation shall not apply if the Stockholders' Representatives have reasonable cause to believe that Parent or the Company have failed to comply with terms and provisions applicable to an Earn-Out Event) and subject to reasonable notice and at reasonable times, Parent's or the Company's records relating to their efforts to cause the Earn-Out Events to occur and the amounts due to the Stockholders under
               Section 2.05(b). All such inspections shall be conducted at the Stockholders' expense and are subject to compliance by the Stockholders' Representatives, and their representatives, with the confidentiality provisions set forth in the Investment Letter. In the event that it was determined that the amounts owed to the Stockholders under Section 2.05(b) is greater than 5% of the amounts actually paid to the Stockholders under Section 2.05(b), Parent shall pay the reasonable fees, costs and expenses of such inspections. Any dispute with respect to the amount of the payments to be made to the Stockholders under Section 2.05(b) will be submitted to arbitration in accordance with Section 7.10.

Section 2.06.     PAYMENT OF MERGER CONSIDERATION.

          The Merger Consideration shall be due and payable as follows:

               (a) Initial Payment. The Aggregate Initial Payment shall be due and payable on the Closing Date in the manner set forth in Section
          2.05. The Cash Payment Amount shall be paid by certified or official bank check in immediately available funds to the order of the applicable Stockholder or at the option of the Stockholder by wire transfer of immediately available funds to an account or accounts to be designated by such Stockholder to the Exchange Agent.

               (b) Principal Stockholders' Contingent Consideration.

                    (i) Upon the satisfaction of an Earn-Out Event contained in subsections 2.05(b)(i), (ii), (iii) or (vi), the Company shall issue or cause to be issued to each Principal Stockholder a certificate for the number of shares of Parent Common Stock to which such Principal Stockholder is entitled under this Agreement within five business days after the last day of the month in which the condition for such Earn-Out Event is satisfied.

                    (ii) On the Closing Date, Parent shall deliver the Parent
               Common Stock payable upon satisfaction of the Earn-Out Events contained in subsections 2.05(b)(iv) or 2.05(b)(v) (the "Escrow Shares") (using the same price per share used to calculate the Exchange Ratio in subsection 2.05(c)(ii)) to an escrow agent ("Contingent Escrow Agent") to be held in escrow in accordance with the terms hereof and the terms of the escrow agreements attached hereto as Exhibit E (the "Contingent Escrow Agreement"). Upon the satisfaction of an Earn-Out Event contained in subsections 2.05(b)(iv) or (v), the Company shall cause the Contingent Escrow Agent to issue to each Principal Stockholder a certificate for the number of shares of Parent Common Stock to which such Principal Stockholder is entitled under this Agreement, within five business days after the last day of the month in which the condition for such Earn-Out Event is satisfied.

                    (iii) A Principal Stockholder may assign its right to
               receive shares of Parent Common Stock under this subsection 2.06(b) to another Person or Persons provided the Principal Stockholder and such Person or Persons (a "Permitted Assignee") have executed an assignment and transfer agreement in the form attached hereto as Exhibit P (the "Assignment and Transfer Agreement").

               (c) Minority Stockholders' Contingent Consideration. Upon the satisfaction of an Earn-Out Event contained in subsection 2.05(b) the Company shall pay to each Minority Stockholder the cash consideration to which each such Minority Stockholder is entitled under this Agreement by certified or official bank check in immediately available funds to the order of the applicable Minority Stockholder or at the option of the Minority Stockholder by wire transfer of immediately available funds to an account or accounts designated by such Minority Stockholder to Parent at the Closing, payable at the time the shares of Parent Common Stock are payable to the Principle Stockholders under such Earn-Out Event.

Section 2.07.     ESCROW DEPOSIT.

         Notwithstanding anything to the contrary contained in this Agreement, Parent shall withhold an aggregate of ten percent (10%) of the Aggregate Initial Payment from the Cash Payment Amount otherwise payable to the Principal Stockholders (the "Escrow Amount") pursuant to Article II hereof, and deposit the Escrow Amount into an interest bearing account (the "Escrow"), to be governed by the terms hereof and the terms of the indemnity and escrow agreement attached hereto as Exhibit F (the "Indemnity and Escrow Agreement") and the escrow agent designated therein (the "Escrow Agent"). The indemnification obligations of Parent and the Principal Stockholders for a breach of the representations, warranties and covenants of the respective parties under this Agreement and any Related Agreements are contained in the Indemnity and Escrow Agreement.

Section 2.08.     DISSENTING SHARES.

               (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has exercised and perfected appraisal rights to such shares in accordance with Delaware Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive the consideration for Company Capital Stock pursuant to Section 2.05, but the holder thereof shall only be entitled to such rights as are granted by Delaware Law.

               (b) Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his or her appraisal rights, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the consideration for Company Capital Stock as provided in Section 2.05, without interest thereupon, upon surrender of the certificate representing such shares.

               (c) The Company shall give Parent (i) prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of Delaware Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands or offer to settle or settle any such demands. To the extent that Parent or the Company makes any payment or payments in respect of any Dissenting Shares, Parent shall be entitled to recover under the terms of Article IX hereof the aggregate amount by which such payment or payments exceed the aggregate consideration that otherwise would have been payable in respect of such shares.

Section 2.09.     NO FURTHER OWNERSHIP RIGHTS IN COMPANY CAPITAL STOCK.

         The Merger Consideration payable under Section 2.05 for the surrender for exchange of the Company Capital Stock in accordance with the terms hereof, shall be deemed to be full satisfaction of all rights pertaining to such shares of Company Capital Stock other than the right to participate in the Earn-Out payments, if any, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Stock Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

Section 2.10.     LOST, STOLEN OR DESTROYED CERTIFICATES.

         In the event any certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration, if any, as may be required pursuant to Section 2.05 herein; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the Stockholder who is the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum, not to exceed such Stockholder's Pro Rata Portion of the Merger Consideration, as it may reasonably direct against any claim that may be made against Parent with respect to the certificates alleged to have been lost, stolen or destroyed.

Section 2.11.     FRACTIONAL SHARES.

         Parent shall not be required to issue any fractional shares. In lieu of issuing such fractional shares, Parent shall pay to each Stockholder to which such fractional shares would otherwise be issuable, an amount in cash equal to the product of the fractional share otherwise issuable multiplied by the average sale price per share of Parent Common Stock as determined under Section 2.05(c) herein.

Section 2.12.     NO LIABILITY.

         Notwithstanding anything to the contrary in this Article II, none of the Parent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

Section 2.13.     CLOSING DELIVERIES.

         At the Closing the parties to this Agreement shall deliver or cause to be delivered the following documents and agreements:

               (a) The Company shall deliver to Parent:

                    (i) a copy of this Agreement, duly and validly executed by an executive officer of the Company;

                    (ii) a copy of the Indemnity and Escrow Agreement, duly and validly executed by the Principal Stockholders;

                    (iii) a copy of the Contingent Escrow Agreement duly and
               validly executed by the Principal Stockholders;

                    (iv) all consents, waivers, approvals and assignments listed on Schedule 3.06 of the Disclosure Schedule;

                    (v) a legal opinion from Cooley Godward LLP, dated as of the
               Closing Date, in the form of Exhibit H hereto;

                    (vi) Non-Competition Agreements in the form attached hereto as Exhibit J executed by the persons listed on Exhibit I hereto;

                    (vii) Personal Service Agreements executed by each of the
               persons listed on Exhibit K and as set forth therein;

                    (viii) Consent to Conversion of Preferred Stock executed by all holders of Preferred Stock;

                    (ix) a certificate, dated as of the Closing Date, executed on behalf of the Company by its Chief Executive Officer in the form of Exhibit L attached hereto;

                    (x) Certificate of Merger duly and validly executed by an
               executive officer of the Company; and

                    (xi) an Investment Letter executed by each of the Principal
               Stockholders.

               (b) Parent shall deliver to the Company and for the Stockholders as appropriate:

                    (i) a copy of this Agreement, duly and validly executed by an executive officer of the Company;

                    (ii) a certificate, dated as of the Closing Date, executed on behalf of Parent by its Chief Executive Officer or Chief Financial Officer in substantially the form attached hereto as Exhibit N;

                    (iii) a legal opinion from Morrison & Foerster LLP, legal
               counsel to Parent, dated as of the Closing Date substantially in the form of Exhibit O hereto;

                    (iv) a copy of the Indemnity and Escrow Agreement, duly and validly executed by an executive officer of Parent; and

                    (v) a copy of the Contingent Escrow Agreement, duly and
               validly executed by an executive officer of Parent.

               (c) Parent shall deliver to the Exchange Agent or Escrow Agent, as appropriate, cash and shares of Parent Common Stock in accordance with the terms and provisions contained in this Article II.

Section 2.14.     TAKING OF NECESSARY ACTION; FURTHER ACTION.

         If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, Parent, Merger Sub and the officers and directors of the Company, Parent and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent and Merger Sub, subject to such exceptions as are specifically disclosed in the disclosure schedule supplied by the Company and the Principal Stockholders to Parent and Merger Sub (the "Disclosure Schedule") and dated as of the date hereof, that on the date hereof and as of the Effective Time as though made at the Effective Time as follows:

Section 3.01.     ORGANIZATION OF THE COMPANY.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and in good standing as a foreign corporation in the State of Texas and each other jurisdiction in which it conducts business, except where the failure to so qualify will not cause a Material Adverse Effect on the Company. The Company has delivered a true and correct copy of its Certificate of Incorporation and Bylaws, as amended to date, to Parent. Section 3.01 of the Disclosure Schedule lists the directors and officers of the Company. The operations now being conducted by the Company have not been conducted under any other names other than ViroTex Corporation or Viro-Tex Corporation.

Section 3.02.     SUBSIDIARIES.

         The Company does not have, and has never had, any subsidiaries and does not otherwise own, and has not otherwise owned, any shares in the capital of or any interest in, or control, directly or indirectly, of any corporation, partnership, association, joint venture or other business entity.

Section 3.03.     COMPANY CAPITAL STRUCTURE.

               (a) As of October 31, 1998, the authorized capital stock of the Company consisted of 15,000,000 shares of authorized Company Common Stock of which 667,997 shares were issued and outstanding and 10,000,000 shares of authorized preferred stock consisting of 350,000 shares of Series A Convertible Preferred Stock all of which are issued and outstanding; 384,616 shares of Series B Convertible Preferred Stock all of which were issued and outstanding; 340,000 shares of Series C Convertible Preferred Stock all of which were issued and outstanding; 1,000,000 shares of Series D Convertible Preferred Stock all of which were issued and outstanding; 1,566,668 shares of Series E Convertible Preferred Stock all of which were issued and outstanding; and 3,900,000 shares of Series F Convertible Preferred Stock of which 1,100,000 shares were issued and outstanding; and 2,458,716 shares of undesignated preferred stock none of which was issued and outstanding. All outstanding shares of Company Capital Stock as of October 31, 1998 were duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company was a party or by which it was bound and were issued in compliance with federal and state securities laws. The Company has no other Company Capital Stock authorized, issued or outstanding.

               (b) As of the date hereof, there are 5,958,242 shares of Company Common Stock outstanding. The Company Common Stock is held by the persons with the domicile addresses and in the amounts set forth in
          Section 3.03(b) of the Disclosure Schedule. All unexercised Cash-Out Options that were outstanding as of October 31, 1998 have been exercised or, to the extent not exercised, will be assumed by Parent at Closing, and if exercised the holders of the Cash-Out Options have executed the form of option exercise ("Option Exercise Notice") attached hereto as Exhibit T. As of the date hereof, each of the holders of Preferred Stock have executed a "Consent to Conversion of Preferred Stock" in the form of Exhibit Q, each of which consents are in full force and effect and have not been revoked. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound and have been issued in compliance with federal and state securities laws. There are no declared or accrued unpaid dividends with respect to any shares of Company Capital Stock. The Company has no other Company Capital Stock authorized, issued or outstanding.

               (c) Except for the Company's 1991 Stock Option Plan, as amended (the "Plan"), the Company has never adopted or maintained any stock option plan or other plan providing for equity compensation of any person. The Company has reserved 1,575,000 shares of Company Common Stock for issuance to directors, employees, consultants and attorneys pursuant to the Plan, of which, as of the date hereof, 1,559,781 shares have been issued and 983,000 shares are subject to outstanding Assumed Options. Section 3.03(c) of the Disclosure Schedule sets forth for each Assumed Option, the name of the holder of such Assumed Option, the domicile address of such holder, the number of shares of Company Common Stock subject to such Assumed Option, the exercise price of such Assumed Option, the vesting schedule for such Assumed Option, including the extent vested to date and whether the vesting of such Assumed Option will be accelerated by the transactions contemplated by this Agreement, and whether such Assumed Option is intended to qualify as an incentive stock option as defined in Section 422 of the Code. Section 3.03(c) of the Disclosure Schedule also sets forth the name of the holder of any Company Capital Stock subject to vesting, the number of shares of Company Capital Stock subject to vesting and the vesting schedule for such Company Capital Stock, including the extent vested to date and whether the vesting of such shares of Company Capital Stock will be accelerated by the transactions contemplated by this Agreement. Except for the Assumed Options and the GulfStar Warrant, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Company Capital Stock or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to Company Capital Stock. Other than the appointment of the Stockholders' Representatives as contemplated in the Indemnity and Escrow Agreement, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company.

Section 3.04.     AUTHORITY.

         The Company has all requisite power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which the Company is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further action is required on the part of the Company to authorize the Agreement and any Related Agreements to which it is a party and the transactions contemplated hereby and thereby. Stockholders holding at least ninety-five percent (95%) of the Company Capital Stock have approved this Agreement, the

Merger and the transactions contemplated hereby and thereby. This Agreement and any Related Agreements to which the Company is a party have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

Section 3.05.     NO CONFLICT.

         The execution and delivery by the Company of this Agreement and any Related Agreement to which the Company is a party and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Certificate of Incorporation and Bylaws of the Company, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Company or any of its properties or assets is subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets.

Section 3.06.     CONSENTS.

         No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party, including a party to any agreement with the Company (so as not to trigger any Conflict), is required by or with respect to the Company in connection with the execution and delivery of this Agreement and any Related Agreement to which the Company is a party or the consummation of the transactions contemplated hereby and thereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws hereby and thereby and filing of the Certificate of Merger. The Company has obtained all consents, waivers and approvals under any of the Contracts deemed reasonably appropriate or necessary by Parent in connection with the Merger (all of such consents, waivers and approvals are set forth in Section 3.06 of the Disclosure Schedule) so as to preserve all rights of, and benefits to, the Company thereunder.

Section 3.07.     COMPANY FINANCIAL STATEMENTS.

         The Company has delivered to Parent the Company's audited balance sheets as of December 31, 1997 and 1996, and related audited statements of income, cash flow and stockholders' equity for the fiscal years then ended (the "Year-End Financials") and (ii) the Company's unaudited balance sheet as of September 30, 1998, and related unaudited statements of income, cash flow and shareholders' equity for the three months and the nine months then ended (the "Interim Financials"). The Year-End Financials and the Interim Financials are correct in all material respects and have been prepared in accordance with GAAP

(except that the Interim Financials do not contain all footnotes and other presentation items that may be required by GAAP). The Year-End Financials and Interim Financials present fairly the financial condition, operating results and cash flows of the Company as of the dates and during the periods indicated therein, subject, in the case of the Interim Financials, to normal year-end adjustments, which will not be material in amount or significance.

Section 3.08.     NO UNDISCLOSED LIABILITIES.

         The Company has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate (i) has not been reflected in or reserved against in the Current Balance Sheet, or (ii) has not arisen in the ordinary course of business consistent with past practices prior to or subsequent to September 30, 1998, in either case which amounts exceed $25,000 in the aggregate; provided, however, all liabilities for accrued but unpaid vacation or time off for employees or other benefits or liabilities payable to such employees upon termination of employment have been accrued and reflected on the Current Balance Sheet and, in any event, total severance benefits payable to the Company's employees and former employees shall not exceed $425,000.00 at the Closing Date.

Section 3.09.     PRODUCTS/PRODUCT LIABILITY.

               (a) Each of the products produced, developed or sold by the Company (excluding products developed by the Company but produced and sold by third parties under license or agreement or by third parties to which such products were sold, provided, that the Company has been fully indemnified by such third parties for any and all liabilities relating thereto, which indemnification rights will continue in full force and effect after the Effective Time) (the "Company Products") is, and at all times up to and including the sale thereof by the Company has been (a) in compliance in all material respects with all applicable federal, state, and local laws and regulations, and (b) conforms in all material respects to any promises or affirmations of fact made on the container or label for such product or in connection with its sale.

               (b) To the knowledge of the Company, there is no design defect with respect to the Company Products. At the time of sale to the public, each Company Product contained adequate warnings, presented in a reasonably prominent manner, in accordance with applicable laws, rules and regulations and current industry practice with respect to its contents and use.

               (c) The Company's External Analgesic Product, Benzocaine Canker Sore Product, Topical Antibiotic Product, Wound Wash Product, Wart Removal Product and BEMA-Dyclonine Canker Sore Disc (if such product is launched in the OTC market), as currently formulated, satisfy and conform and will satisfy and conform with (i) each OTC drug monograph applicable to such products and their intended uses, as promulgated by the Food and Drug Administration ("FDA"), (ii) the active ingredients allowed by the applicable OTC monographs both as to the specified concentration established for each ingredient and as to the specified dosage form set forth in the applicable OTC monograph or, if no dosage or concentration is specified, in amounts and forms that conform to current industry standards. Such products, excluding the BEMA-Dyclonine Canker Sore Disk if not launched in the OTC market, will not require the filing of a new drug application with the FDA under current laws and regulations.

               (d) The Company has no knowledge of any liability, or of any facts or circumstances reasonably likely to give rise to any litigation against the Company, arising out of or relating to any injury to individuals or property as a result of the ownership, possession, or use of any product developed, manufactured or sold by the Company. The Company has provided the Parent with true and correct copies of its standard product warranties, and all Contracts to which it is a party, performance of which by the Company has not been completed, and which include nonstandard product warranties.

Section 3.10.     LOANS, NOTES, CASH, ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE.

         The Company has provided Parent with an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of the Balance Sheet Date. All receivables (a) have arisen only from bona fide transactions in the ordinary course of business consistent with past practice, (b) represent valid obligations, and (c) are current and are expected to be collectible in the aggregate face amounts thereof without any counterclaim or set-off when due, except to the extent of the normal allowance for doubtful accounts with respect to accounts receivable that are computed in a manner consistent with GAAP and as reflected in the Balance Sheet or with respect to receivables arising subsequent to the Balance Sheet Date, the books and records of the Company, and (d) are owned by the Company free of all Liens. No discount or allowance from any receivable has been made or agreed to (other than customary payment discounts in the ordinary course of business consistent with past practice), and none represents billings prior to actual sale of goods or provision of services. Accounts payable of the Company reflected on the Balance Sheet and all accounts payable arising after the Balance Sheet Date arose, and have arisen, from bona fide transactions. The Company has $1,000,000 in cash after deducting the Company Payment Amount. The Company has paid all costs and obligations customarily paid by the Company through the date hereof in accordance with past practice.

Section 3.11.     PROJECTIONS.

         The financial projections relating to the Company products identified in Section 3.16(h) (excluding the Wart Removal Product and BEMA-Dyclonine Canker Sore Disc) and delivered to Parent as set forth in Exhibit G hereto, were made in good faith and are based upon assumptions that the Company believes were reasonable, and the Company is not aware of any fact or set of circumstances that would lead it to believe that such projections are incorrect or misleading in any material respect.

Section 3.12.     ABSENCE OF CERTAIN CHANGES.

         Since the Balance Sheet Date, the Company has conducted its business in the ordinary course consistent with past practices and, except pursuant to or as contemplated under this Agreement or any Related Agreements, there has not been any Material Adverse Effect and there is no condition or development or contingency of any kind existing that could reasonably be expected to result in a Material Adverse Effect on the business of the Company. Without limiting the foregoing, except as set forth in Section 3.12 of the Disclosure Schedule, since the Balance Sheet Date, there has not been, occurred or arisen:

               (a) any issuance or sale or authorization of the issuance or sale of any shares of Company Capital Stock or other securities of the Company or options or warrants relating to shares of Company Capital Stock or other securities of the Company;

               (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of Company Capital Stock, or any direct or indirect repurchase, redemption, retirement, purchase or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company;

               (c) any amendment of any material term of any outstanding security of the Company;

               (d) any incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money, other than in the ordinary course of business, exceeding $10,000;

               (e) any creation or assumption by the Company of any Lien on any material asset of the Company;

               (f) any making of any loan, advance or capital contributions to or investment in any Person;

               (g) any material damage, destruction or other casualty loss affecting the business or assets of the Company not covered by insurance;

               (h) any transaction or commitment made, or any contract or agreement entered into, by the Company relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company of any contract or other right (direct or indirect, whether alleged, contingent or otherwise), in either case, material to the Company, taken as a whole;

               (i) any sale, assignment, transfer or grant of any license or sublicense with respect to any Intellectual Property Right or other intangible asset used or useful in the business of the Company;

               (j) any incurrence or payment of any material obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice;

               (k) any change in any method of accounting or accounting practice by the Company, except for any such change after the date hereof required by reason of a concurrent change in GAAP;

               (l) any (i) employment, deferred compensation, severance, retirement or other similar agreement entered into with any director, officer or employee of the Company (or any amendment to any such existing agreement), (ii) grant of any severance or termination pay to any director, officer or employee of the Company, or (iii) change in compensation or other benefits payable to any director, officer or employee of the Company pursuant to any severance or retirement plans or policies thereof;

               (m) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Company;

               (n) any tax election by the Company or any settlement or compromise of any income tax liability by the Company;

               (o) any other material occurrence, event, incident, action, failure to act, or transaction outside the ordinary course of business involving the Company; and

               (p) the Company has not committed to any of the foregoing.

Section 3.13.     TAX MATTERS.

               (a) Definitions. For purposes of this Agreement, the following definitions shall apply:

                    (i) The term "Taxes" shall mean all taxes, however,
               denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits (including, but not limited to, federal income taxes and state income taxes), payroll and employee withholding, social security, sales and use, ad valorem, excise, franchise, gross receipts, business license, occupation, real and personal property, stamp, environmental, transfer, workers' compensation and any other taxes, tariffs or governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which the Company is required to pay, withhold or collect.

                    (ii) The term "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

               (b) Returns Filed and Taxes Paid. All Returns required to be filed by or on behalf of the Company have been duly filed on a timely basis, or requests for extensions to file such Returns have been timely filed, granted and have not expired, and such Returns are true, complete and correct in all material respects. All material Taxes due with respect to periods ending on or prior to the Closing Date, whether or not required to be shown on a Return to be due, have been or will be paid in full on a timely basis. The Company has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of the Company with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that the Company is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established.

               (c) Tax Reserves. The reserves for Taxes reflected on the Current Balance Sheet are adequate for the payment of all Taxes payable by the Company for all taxable periods and portions thereof accrued through the date of the Current Balance Sheet, and such reserves will continue to be established in accordance with past practice with respect to Taxes payable for any taxable period or portion thereof ending on or prior to the Closing Date.

               (d) Returns Furnished. The Company has made available to Parent true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other similar agreements received by or on behalf of the Company relating to Taxes and (ii) all federal and state income or franchise tax returns for the Company for all periods ending on or after December 31, 1995. The Company has never been a member of an affiliated group filing consolidated returns. The Company does not do business in or derive income from any state, local, territorial or foreign taxing jurisdiction other than those for which all Returns have been furnished to Parent.

               (e) Tax Deficiencies; Audits; Statutes of Limitations. The Returns of the Company have never been audited by a government or taxing authority, nor, to the knowledge of the Company, is any such audit in process, pending or threatened. No deficiencies exist or have been asserted or, to the Company's knowledge, are expected to be asserted with respect to Taxes of the Company, and the Company has not received and does not expect to receive notice that it has not filed a Return or paid Taxes required to be filed or paid by it. There is no action or proceeding pending for the assessment or collection of Taxes to which the Company is a party, nor has such an action been asserted or threatened against the Company or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of the Company.

               (f) Tax Sharing Agreements. The Company is not and has never been a party to any agreement providing for sharing, indemnification or allocation of Taxes, whether formal or informal.

               (g) Tax Elections and Special Tax Status. The Company is not a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. The Company is not, and has not been at any time during the five year period ending on the Closing Date, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. The Company has not given a consent under Section 341(f) of the Code. The Company will not be required to include in a taxable period ending after the Closing Date taxable income attributable to income that economically accrued in a taxable period ending on or prior to the Closing Date as a result of the installment method of accounting, the completed contract method of accounting, the cash method of accounting or otherwise. The Company has not agreed, nor is it required, to make any adjustment under Code
          Section 481(a) by reason of a change in accounting method or otherwise. The Company has not participated in an international boycott as defined in Code Section 999. The Company does not have a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country, and the Company is not a party to any joint venture, partnership or other agreement, contract or arrangement (either in writing or verbally, formally or informally) which could be treated as a partnership for federal income tax purposes.

               (h) Tax Basis and Tax Attributes. The Company Tax Return for the 1997 fiscal year, contained, to the extent required to be included, accurate and complete descriptions of the Company's tax basis in its assets, current and accumulated earnings and profits, tax carryovers, and tax elections affecting the Company. The Company has no net operating losses or other tax attributes presently subject to limitation under Code Sections 382, 383, or 384.

               (i) Compensation. The disallowance of a deduction under Section 162(m) of the Code will not apply to any amount paid or payable by the Company under any contract, stock plan, benefit plan, program, arrangement or understanding currently in effect. Any amount or other entitlement that could be received as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company under any employment, severance or termination agreement, other compensation arrangement or benefit plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

Section 3.14.     RESTRICTIONS ON BUSINESS ACTIVITIES.

         There is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or may reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company, any transfer of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its technology or products to or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

Section 3.15. TITLE OF PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT.

               (a) The Company does not own any real property and has never owned any real property. Section 3.15(a) of the Disclosure Schedule sets forth a list of all real property currently leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default)

               (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except (i) as reflected in the Current Balance Sheet, (ii) Liens for Taxes not yet due and payable and (iii) landlord Liens.

               (c) Section 3.15(c) of the Disclosure Schedule lists all items of equipment (the "Equipment") owned or leased by the Company and such Equipment is (i) adequate for the conduct of the business of the Company as currently conducted and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

               (d) The Company has sole and exclusive ownership, free and clear of any Liens, of all customer files and other customer information relating to the Company's current and former customers (the "Customer Information"), except to the extent that such customers have rights of access to their own Customer Information. No person other than the Company possesses any claims or rights with respect to use of the Customer Information.

Section 3.16.     INTELLECTUAL PROPERTY.

               (a) For the purposes of this Agreement, the following terms have the following definitions:

                    (i) "Intellectual Property" shall mean any or all of the
               following and all rights in, arising out of, or associated therewith: (A) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (B) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing;
               (C) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world; (D) all mask works, mask work registrations and applications therefor, (E) all industrial designs and any registrations and applications therefor throughout the world; (F) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (G) all databases and data collections and all rights therein throughout the world; (H) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, all Web addresses, sites and domain names, (I) any similar, corresponding or equivalent rights to any of the foregoing and (J) all documentation related to any of the foregoing.

                    (ii) "Company Intellectual Property" shall mean any
               Intellectual Property that is owned by or exclusively licensed to the Company.

                    (iii) "Registered Intellectual Property" shall mean all
               United States, international and foreign: (A) patents, patent applications (including provisional applications); (B) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (C) registered copyrights and applications for copyright registration; (D) any mask work registrations and applications to register mask works; and (E) any other Company Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

               (b) Section 3.16(b) of the Disclosure Schedule lists all Registered Intellectual Property owned by, or filed in the name of, the Company (the "Company Registered Intellectual Property"), and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property.

               (c) Each item of Company Intellectual Property is free and clear of any Liens. The Company (i) is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of the Company, including the sale of any products or technology or the provision of any services by the Company, and (ii) owns exclusively, and has good title to, all copyrighted works that are Company products or other works of authorship that the Company otherwise purports to own.

               (d) To the extent that any Intellectual Property has been developed or created by any person other than the Company for which the Company has, directly or indirectly, paid, the Company has a written agreement with such person with respect thereto and the Company thereby has the right to become the owner of or to obtain an exclusive license with respect to all such Intellectual Property by operation of law or by valid assignment.

               (e) To the knowledge of the Company, any non-proprietary software used by the Company (other than commercially available off the shelf software), is free from significant programming errors and operates in substantial conformity with its user documentation and other descriptions and standards applicable thereto provided by the Company, and such software does not contain any known virus, timer, clock, counter or other limiting design, instruction or routine, that would erase data, programming or become inoperable or otherwise incapable of being used in the full manner for which it was designed and created nor has the Company been informed that the non-proprietary software has any such problems.

               (f) The licenses, sublicenses, agreements, contracts and permissions (as amended to date) listed in Schedule 3.16(f) include all licenses, sublicenses, agreements, contracts and permissions with respect to any Intellectual Property licensed to or used by the Company. With respect to each such license, sublicense, agreement, contract or permission:

                    (i) the license, sublicense, agreement, or permission
               covering the item is legal, valid, binding, enforceable, and in full force and effect;

                    (ii) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Effective Date;

                    (iii) to the Company's knowledge (other than with respect to the Company), no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                    (iv) to the Company's knowledge (other than with respect to the Company), no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                    (v) to the Company's knowledge (other than with respect to
               Company Intellectual Property), the underlying item of the Intellectual Property is not subject to any outstanding judgment, order, decree, stipulation, injunction, or charge; and

                    (vi) to the Company's knowledge (other than with respect to
               Company Intellectual Property), no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand is pending, or to the knowledge of the Company (including, employees with responsibility for Intellectual Property matters) is threatened, which challenges the legality, validity, or enforceability of the underlying item of the Intellectual Property.

               (g) Except as set forth in Section 3.16(g), the Company has not transferred ownership of or granted any license of or right to use or authorized the retention of any rights to use any Intellectual Property that is or was Company Intellectual Property, to any other person.

               (h) The Company Intellectual Property constitutes all the Intellectual Property used in or reasonably necessary to the conduct of its business as it currently is conducted, and, to the Company's knowledge, as is currently contemplated to be conducted with respect to the Acne Product, External Analgesic Product, Benzocaine Canker Sore Product, Topical Antibiotic Product, Wound Wash Product, Wart Removal Product, BEMA-Dyclonine Canker Sore Disc, BEMA-Dyclonine Strips and BEMA-Nicotine, including, without limitation, the design, development, manufacture, use, import and sale of such products, technology or services.

               (i) Section 3.16(i) of the Disclosure Schedule lists all contracts, licenses and agreements between the Company and any other person (other than off the shelf software) wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property of any person other than the Company.

               (j) To the Company's knowledge, the operation of the business of the Company as it currently is conducted or is currently contemplated to be conducted with respect to the Acne Product, External Analgesic Product, Benzocaine Canker Sore Product, Topical Antibiotic Product, Wound Wash Product, Wart Removal Product, BEMA-Dyclonine Canker Sore Disc, BEMA-Dyclonine Strips and BEMA-Nicotine, including but not limited to the Company's design, development, use, import, manufacture and sale of such products, technology or services does not infringe or misappropriate the Intellectual Property of any person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company has not received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Intellectual Property of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor is the Company aware of any basis therefor).

               (k) All necessary registration, maintenance and renewal fees in connection with the Company Registered Intellectual Property have been paid and all necessary documents and certificates in connection with the Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. Except as set forth in Section 3.16(k)) of the Disclosure Schedule, there are no actions that must be taken by the Company within sixty (60) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Company Intellectual Property. Except as set forth in Section 3.16(k) of the Disclosure Schedule, for each product or technology of the Company that constitutes or includes a copyrightable work, the Company has registered the copyright in the latest version of such work with the U.S. Copyright Office. In each case in which the Company has acquired any Company Registered Intellectual Property rights from any person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Company Registered Intellectual Property (including the right to seek past and future damages with respect to such Intellectual Property) to the Company and, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Company has recorded each such assignment with the relevant governmental authorities, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

               (l) There are no contracts, licenses or agreements between the Company and any other person with respect to Company Intellectual Property under which there is any dispute known to the Company regarding the scope of such agreement or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

               (m) To the knowledge of the Company, no person is infringing or misappropriating any Company Intellectual Property.

               (n) The Company has taken all reasonable steps that are required to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person to the Company. Without limiting the foregoing, the Company has, and enforces, a policy requiring each employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms as set forth, in
          Schedule 3.16(n), and all current and former employees, consultants and contractors of the Company have executed such an agreement. To the Company's knowledge, no employee of the Company is subject to any secrecy or noncompetition agreement or any agreement or restriction of any kind that would impede in any material way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of the Company as currently operated after the Closing Date. To the Company's knowledge, no third party has claimed that any person employed by or affiliated with the Company has violated or may be violating any of the terms or conditions of his past employment, noncompetition or nondisclosure agreement with such third party; or disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or interfered or may be interfering in the employment relationship between such third party and any of its present or former employees.

               (o) No Company Intellectual Property or product, technology or service of the Company is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

               (p) No (i) product, technology, service or publication of the Company (ii) material published or distributed by the Company or (iii) conduct or statement of the Company constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any law or regulation, except where any such violation will not have a Material Adverse Effect on the Company.

               (q) All material software products used by the Company (other than off the shelf software) will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates.

Section 3.17.      AGREEMENTS, CONTRACTS AND COMMITMENTS.

               (a) Except as set forth in Section 3.17(a) of the Disclosure Schedule, the Company is not a party to nor is it bound by:

                    (i) any employment or consulting agreement, contract or
               commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization;

                    (ii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                    (iii) any fidelity or surety bond or completion bond;

                    (iv) any lease of personal property having a value in excess of $10,000 individually or $25,000 in the aggregate;

                    (v) any agreement, contract or commitment containing any
               covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

                    (vi) any agreement, contract or commitment relating to
               capital expenditures and involving future payments in excess of $25,000 individually or $50,000 in the aggregate;

                    (vii) any agreement, contract or commitment relating to the disposition or sale of assets or any interest in any business enterprise outside the ordinary course of the Company's business;

                    (viii) any mortgages, indentures, loans or credit
               agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

                    (ix) any purchase order or contract for the purchase of
               materials involving in excess of $10,000 individually or $50,000 in the aggregate;

                    (x) any construction contracts;

                    (xi) any dealer, distribution, joint marketing or
               development agreement;

                    (xii) any sales representative, original equipment
               manufacturer, value added, remarketer or other agreement for distribution of the Company's products or services;

                    (xiii) any written indemnification agreements between the
               Company and its directors and officers other than indemnification obligations set forth in the Company's Certificate of Incorporation or Bylaws;

                    (xiv) any agreement granting a third-party a right of first offer or right of first refusal for any products of the Company or any products developed by the Company in the future; or

                    (xv) any other agreement, contract or commitment that
               involves $25,000 individually or $50,000 in the aggregate or is not cancelable without penalty within thirty (30) days.

               (b) The Company is in compliance in all material respects with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which either is bound (collectively a "Contract"), nor is the Company aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Assuming due execution by the other parties thereto, each Contract is in full force and effect and the Company is not subject to any default thereunder, nor to the knowledge of the Company is any party obligated to the Company pursuant to such Contract subject to any default thereunder. Following the Closing, the Company will be permitted to exercise all of the Company's rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay had the transactions contemplated by this Agreement not occurred. The Company has not received notice from CEP Holdings, Inc., or its assignees, that it intends to curtail promoting, marketing or selling the Viractin(R) product line.

Section 3.18.     INTERESTED PARTY TRANSACTIONS.

         No officer, director or Stockholder of the Company (nor, to the actual knowledge of the Company, any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity that furnished or sold, or furnishes or sells, services, products or technology that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to the Company, any goods or services, or (iii) a beneficial interest in any Contract; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an "interest in any entity" for purposes of this Section 3.18.

Section 3.19.     GOVERNMENTAL AUTHORIZATION.

         Section 3.19 of the Disclosure Schedule accurately lists each consent, license, permit, grant or other authorization issued to the Company by a Governmental Entity (i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business as currently conducted or the holding of any such interest (herein collectively called "Company Authorizations"), except for any immaterial authorizations. The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business as currently conducted or presently contemplated or to hold any interest in its properties or assets, except for any Authorizations that if not obtained would not have a Material Adverse Effect on the Company.

Section 3.20.     REGULATORY REPORTS.

         The Company, and to the Company's knowledge, all licensees or co-development partners of the Company, has filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file in respect to any drug delivery product or other product developed by the Company (other than the Viractin(R) product line since its sale to CEP Holdings, Inc.) (the "Products") in the last five (5) year period with any federal, state, local or foreign governmental, quasi-governmental or regulatory department, authority or agency, including, without limitation, the FDA or the Federal Trade Commission (collectively, "Regulatory Agencies"), and has paid all fees or assessments due and payable in connection therewith. No Regulatory Agency has initiated any proceeding or investigation into the business or operations of the Company or the Products in the last five (5) year period, nor has the Company or the Company's licensee or co-development partners initiated any such proceeding. There is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to an examination of the Products.

Section 3.21.     LITIGATION.

         There is no action, suit or proceeding of any nature pending, or, to the Company's knowledge, threatened, against the Company its properties or any of its officers or directors, nor, to the knowledge of the Company, is there any reasonable basis therefor. There is no investigation pending or, to the Company's knowledge, threatened, against the Company, its properties or any of its officers or directors (nor, to the knowledge of the Company, is there any reasonable basis therefor) by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted.

Section 3.22.     MINUTE BOOKS.

         The minutes of the Company made available to counsel for Parent are the only minutes of the Company and contain summaries, accurate in all material respects, of all meetings of the Board of Directors (or committees thereof) of the Company and its shareholders or actions by written consent since the time of incorporation of the Company.

Section 3.23.     ENVIRONMENTAL MATTERS.

         The Company is not in material violation of any Environmental Laws applicable to it or its properties, or any material limitations, restrictions, conditions, standards, obligations or timetables contained in any Environmental Laws. No notice or action alleging such violation is pending or, to the Company's knowledge, threatened, and no past or present condition or practice of the businesses conducted by the Company would prevent continued compliance with any Environmental Permits or give rise to any common law or statutory liability or otherwise from the basis of any claim, action or proceeding with respect to the Company involving any Hazardous Substances. The Company has no Environmental Liability.

Section 3.24.     BROKERS' AND FINDERS' FEES AND THIRD PARTY EXPENSES.

         Except for a fee to be paid pursuant to the terms of an agreement dated November 4, 1997 between the Company and to Volpe Brown Whelan & Company (the "Volpe Agreement"), which will be paid by the Company at Closing (the "Volpe Brown Fee"), the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby. The Company has terminated the Volpe Agreement. The Company has provided Parent with a written statement of the Estimated Third Party Expenses.

Section 3.25.     EMPLOYEE BENEFIT PLANS AND COMPENSATION.

               (a) The following terms shall have the meanings set forth below:

                    (i) "Affiliate" for purposes of this Section 3.25, shall
               mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

                    (ii) "Company Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company or any Affiliate has or may have any liability or obligation;

                    (iii) "COBRA" shall mean the Consolidated Omnibus Budget
               Reconciliation Act of 1985, as amended;

                    (iv) "DOL" shall mean the Department of Labor;

                    (v) "Employee" shall mean any current or former employee,
               consultant or director of the Company or any Affiliate;

                    (vi) "Employee Agreement" shall mean each management,
               employment, severance, consulting, relocation or other agreement, contract or understanding between the Company or any Affiliate and any Employee;

                    (vii) "ERISA" shall mean the Employee Retirement Income
               Security Act of 1974, as amended; and

                    (viii) "FMLA" shall mean the Family Medical Leave Act of
               1993, as amended;

                    (ix) "IRS" shall mean the Internal Revenue Service;

                    (x) "PBGC" shall mean the Pension Benefit Guaranty
               Corporation; and

                    (xi) "Pension Plan" shall mean each Company Employee Plan
               which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

               (b) Schedule. Section 3.25(b) of the Disclosure Schedule contains an accurate and complete list of each Company Employee Plan and each Employee Agreement under each Company Employee Plan or Employee Agreement. The Company does not have any plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement.

               (c) Termination of Employee Agreements. The Company has terminated each of the Employee Agreements set forth on Schedule 3.25(c) and has received a release in full of any liability in connection with such Employee Agreement, except with respect to the payment of the severance obligations required under such Employee Agreement, which obligations are set forth in the Disclosure Schedule. The provisions of the Employee Agreements relating to confidentiality, non-competition and invention assignment will continue in full force and effect for the period of time set forth in each Employee Agreement.

               (d) Documents. The Company has provided to Parent: (i) correct and complete copies of all documents embodying each Company Employee Plan and each Employee Agreement including (without limitation) all amendments thereto and all related trust documents; (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan; (iii) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (v) all material written agreements and contracts relating to each Company Employee Plan, including, but not limited to, administrative service agreements and group insurance contracts; (vi) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company; (vii) all correspondence to or from any governmental agency directly relating to any Company Employee Plan; (viii) all COBRA forms and related notices currently in use by the Company or under which the Company is currently obligated; (ix) all policies in force pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan; (x) all discrimination tests for each Company Employee Plan for the most recent plan year; and (xi) all registration statements, annual reports (Form 10-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

               (e) Employee Plan Compliance. (i) The Company has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan;
          (iii) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (iv) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, the Company or any Affiliate (other than ordinary administration expenses); (v) there are no audits, inquiries or proceedings pending or, to the knowledge of the Company or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vi) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

               (f) No Pension Plans. Neither the Company nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan.

               (g) No Post-Employment Obligations. No Company Employee Plan provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute or except for severance or other benefits set forth in the Disclosure Schedule, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

               (h) COBRA. Neither the Company nor any Affiliate has, prior to the Effective Time, violated any of the health care continuation requirements of COBRA, the requirements of FMLA or any similar provisions of state law applicable to its Employees.

               (i) Effect of Transaction. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

               (j) Employment Matters. Schedule 3.25(j) sets forth a true and complete list of the names, title, annual salaries and other compensation of all officers of the Company and all other employees of the Company. The Company: (i) is in compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees, except where such noncompliance would not have a Material Adverse Effect on the Company; provided, however, that Schedule 3.25(j) shall disclose any such laws, rules and regulations which, to the Company's actual knowledge, it is not in compliance whether or not material; (ii) is not liable for any arrears of wages or any penalty for failure to comply with the foregoing; and (iii) is not overdue on any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending or, to the knowledge of the Company, threatened or reasonably anticipated claims or actions against the Company under any worker's compensation policy or long-term disability policy.

               (k) Labor. No work stoppage or labor strike against the Company is pending, or to the knowledge of the Company, threatened or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

Section 3.26.     INSURANCE.

         Section 3.26 of the Disclosure Schedule lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company or any Affiliate. There is no claim by the Company or any Affiliate pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds and the Company has made no claims under such policies within the last five years. All premiums due and payable under all such policies and bonds have been paid, and the Company and its Affiliates are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company does not have knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

Section 3.27.     COMPLIANCE WITH LAWS.

         The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation, except where the failure to comply will not have a Material Adverse Effect on the Company.

Section 3.28.     WARRANTIES; INDEMNITIES.

         Except as set forth in Section 3.28 of the Disclosure Schedule and warranties implied by law, the Company has not given any warranties or indemnities relating to products or technology developed, sold or services rendered by the Company.

Section 3.29.     CONFLICTS OF INTEREST.

         None of the Company or any officer, employee, agent or other Person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any Governmental Authority or other Person who was or is in a position to help or hinder the business of the Company (or assist in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any proceeding or investigation, (ii) if not given in the past, could have resulted in a Material Adverse Effect on the Company, or (iii) if not continued in the future, could result in a Material Adverse Effect on the Company.

Section 3.30.     COMPLETE COPIES OF MATERIALS.

         The Company has delivered or made available true and complete copies of each document (or summaries of same) that has been requested specifically in writing by Parent or its counsel.

Section 3.31.     REPRESENTATIONS COMPLETE.

         No representation or warranty made by the Company, nor any statement made in the Disclosure Schedule or certificate furnished by the Company pursuant to this Agreement or any Related Agreements contains or will contain, any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub hereby represent and warrant to the Company that on the date hereof and as of the Effective Time as though made at the Effective Time as follows:

Section 4.01.     ORGANIZATION, STANDING AND POWER.

         Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a material adverse effect on the ability of Parent and Merger Sub to consummate the transactions contemplated hereby.

Section 4.02.     AUTHORITY.

         Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby will be duly authorized by all necessary corporate action on the part of Parent and Merger Sub at and as of the Closing Date. This Agreement and any Related Agreements to which Parent and Merger Sub are parties have been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the other parties hereto, constitute the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

Section 4.03.     BROKERS' AND FINDERS FEES.

         Neither Parent nor Merger Sub has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

Section 4.04.     NO CONFLICT.

         The execution and delivery of this Agreement and any Related Agreements to which it is a party and, the consummation of the transactions contemplated hereby will not Conflict with or give rise to a Conflict under (i) any provision of the Certificate of Incorporation, as amended, and Bylaws of Parent or Merger Sub, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which Parent or any of its respective properties or assets are subject and which has been filed as an exhibit to Parent's filings under the Securities Act or the Exchange Act, or
(iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Merger Sub or its properties or assets, except where such Conflict will not have a Material Adverse Effect on the business, assets (including intangible assets), financial condition or results of operations of Parent and Merger Sub taken as a whole.

Section 4.05.     CONSENTS.

         No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, or any third party is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement and any Related Agreements to which Parent or Merger Sub is a party or the consummation of the transactions contemplated hereby or thereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws hereby or thereby and such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not have a Material Adverse Effect on the business, assets (including intangible assets), financial condition or results of operations of Parent and its subsidiaries taken as a whole.

Section 4.06.     COMPLIANCE WITH LAWS.

         Parent has complied with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation, except where the failure to comply will not have a Material Adverse Effect on Parent.

Section 4.07.     SEC REPORTS.

         The Parent's Annual Report on Form 10-K for the year ended December 31, 1997 and each form, report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC subsequent thereto (as such documents have been amended prior to the date hereof, the "Parent SEC Reports"), as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder. None of the Parent SEC Reports, as of their respective dates, contained or contains any untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in such reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments) and fairly present the financial position of Parent as and at the date thereof and the results of its operations and cash flows for the periods then ended. Since December 31, 1997, neither Parent nor any of its subsidiaries has incurred any liabilities or obligations of any nature (whether absolute, accrued, fixed, contingent, liquidated or unliquidated, known or unknown) except liabilities, obligations and contingencies (a) which are reflected in the consolidated balance sheet of Parent at December 31, 1997, or
(b) which (i) were incurred in the ordinary course of business since December 31, 1997 and consistent with past practices, (ii) are disclosed in the Parent SEC Reports filed since December 31, 1997, or (iii) would not individually or in the aggregate have a Material Adverse Effect on Parent. Since December 31, 1997, except as described in any Parent SEC Reports, there has been no change in any of the significant accounting policies, practices or procedures of Parent except changes resulting from changes in accounting pronouncements of the Financial Accounting Standards Boards or changes in applicable laws. Parent has timely filed all SEC Reports required to be filed by Parent and is eligible to register shares for resale on Form S-3.

Section 4.08.     FINANCIAL CAPABILITY.

         Parent will have on the Closing Date and immediately prior to the Effective Time, funds and authorized and unissued shares of Parent Common Stock sufficient to consummate the Merger, fund the escrow for the earn-out and otherwise consummate the transactions contemplated hereby.

Section 4.09.     PARENT CAPITAL STRUCTURE.

               (a) As of the date hereof, the authorized capital stock of the Parent consists of 25,000,000 shares of authorized Parent Common Stock of which 11,322,560 shares are issued and outstanding; and 5,000,000 shares of authorized preferred stock consisting of 200,000 shares designated as Series A Preferred Stock none of which is issued and outstanding; and 4,800,000 shares of undesignated preferred stock none of which is issued and outstanding. All outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable. Parent has reserved 2,631,578 shares of Parent Common Stock for issuance upon conversion of Parent's Subordinated Convertible Notes due 2004. The Parent has also reserved 300,000 shares of Parent Common Stock for issuance to employees of Parent pursuant to the Parent's 1997 Employee Stock Purchase Plan, of which 7,708 shares have been issued. The Parent has no other Parent Capital Stock authorized, issued or outstanding.

               (b) The Parent has reserved 2,500,000 shares of Parent Common Stock for issuance to officers, directors and key employees, employees of Parent and subsidiaries of Parent pursuant to Parent's Amended and Restated Performance Stock Option Plan, of which, as of the date hereof, 731,965 shares have been issued, and 1,136,904 shares are subject to outstanding, unexercised options. The Parent has reserved 150,000 shares of Parent Common Stock for issuance to non-employees of Parent pursuant to the Parent's Nonqualified Stock Option Plan, of which, as of the date hereof, 43,500 shares have been issued and 34,480 shares are subject to outstanding, exercised options.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

Section 5.01.     EXPENSES.

         Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby or thereby, shall be the obligation of the respective party incurring such fees and expenses; provided, that, if the Merger is consummated, Parent and the Company agree that the Company will pay the Volpe Brown Fee, all accounting fees incurred by the Company and up to $50,000 of additional Third Party Expenses incurred by the Company (the "Company Payment Amount"), and the Stockholders shall pay all Third Party Expenses in excess of the Company Payment Amount through a reduction of the cash paid at Closing.

Section 5.02.     PUBLIC DISCLOSURE.

         Unless otherwise required by law, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by the other parties hereto prior to release.

Section 5.03.     S-8 REGISTRATION.

         In the event Parent's current Registration Statement on Form S-8 does not contain a sufficient number of shares to cover the shares of the Parent Common Stock issuable upon exercise of the Assumed Options, promptly after the Closing Date, Parent shall prepare and file with the Securities and Exchange Commission an amendment to Parent's Registration Statement on Form S-8 (or another appropriate form) to register the necessary number of shares of Parent Common Stock subject to Assumed Options.

Section 5.04.     REGISTRATION STATEMENT.

               (a) Within ten (10) business days after the Closing Date, Parent shall file a registration statement on Form S-3 (the "Registration Statement") to cover the resale of the shares of Parent Common Stock issued or to be issued to the Stockholders pursuant to the terms of this Agreement, including, without limitation, all shares of Parent Common Stock issuable upon the occurrence of an Earn-Out Event, the Parent Warrant and shares of Parent Common Stock issuable upon exercise of the Parent Warrant (the "Registered Shares"). Parent shall use its best efforts to cause such Registration Statement to be declared effective within sixty (60) days after the filing date. Parent shall use its best efforts to keep such Registration Statement continuously effective, supplemented and amended for a period of two years after the Closing Date. For purposes of this Section 5.04 and
          Section 5.05 the term "Stockholders" shall include Permitted
          Assignees.

               (b) Parent will bear the costs of all Registration Expenses. For the purposes hereof, "Registration Expenses" shall mean all expenses incident to Parent's preparation and filing of the Registration Statement, including, without limitation, all registration and filing fees, fees and expenses of compliance with federal securities laws or state blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians and fees and disbursements of counsel for Parent and all independent certified public accountants, and other persons retained by Parent (but not of Stockholder's counsel).

Section 5.05. REGISTRATION PROCEDURES.

         In connection with the registration and sale of the Registered Shares the Company will:

               (a) prepare and file with the Commission the Registration Statement as set forth above;

               (b) provide to each Stockholder a copy of the Registration Statement and related Prospectus, including each preliminary Prospectus, if any, and each amendment and supplement thereto;

               (c) use its best efforts to register or qualify the Registered Shares under such other securities or blue sky laws of such jurisdictions as each Stockholder may reasonably request and do any and all other acts and things that may be reasonably necessary or advisable to enable such Stockholder to consummate the disposition in such jurisdictions of the Registered Shares owned by such Stockholder; provided, however, that Parent will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection (c), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;

               (d) Upon the occurrence of any event that would cause the Registration Statement (i) to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or
          (ii) to be not effective and useable for resale of the Registered Shares during the period that such Registration Statement is required to be effective and useable, Parent upon knowledge of such an event, shall as promptly as practicable file an amendment to the Registration Statement, in the case of clause (i), correcting any such misstatement or omission, and, in the case of either clause (i) or (ii), use its best efforts to cause such amendment to be declared effective and such Registration Statement to become useable as soon as practicable thereafter;

               (e) Notwithstanding anything to the contrary in this Section 5.05, Parent may prohibit offers and sales of the Registered Shares pursuant to the Registration Statement at any time if (A) (i) it is in possession of material non-public information, (ii) the Board of Directors of Parent determines based on advice of counsel (which counsel shall be experienced in securities laws matters) that such prohibition is necessary in order to avoid a requirement to disclose such material non-public information, and (iii) the Board of Directors of Parent determines in good faith that disclosure of such material non-public information would not be in the best interests of Parent and its stockholders, or (B) (i) Parent has made a public announcement relating to an acquisition or business combination transaction including Parent and/or one or more of its subsidiaries that is material to Parent and its subsidiaries taken as a whole, and (ii) the Board of Directors of Parent determines in good faith that offers and sales of the Registered Shares pursuant to the Registration Statement prior to the consummation of such transaction (or such earlier date as the Board of Directors shall determine) is not in the best interests of Parent and its stockholders (the period during which any such prohibition of offers and sales of Registered Shares pursuant to the Registration Statement is in effect pursuant to clause (A) or (B) of this subsection 5.05(e) is referred to herein as a "Suspension Period"); provided, however, that the Suspension Period may not occur any more frequently than once in any twelve month period. A Suspension Period shall commence on and include the date on which Parent provides written notice to Stockholders covered by the Registration Statement that offers and sales of Registered Shares cannot be made thereunder in accordance with this Section 5.05 and shall end three Business Days after the earlier to occur of (x) the date on which such material information is disclosed to the public or ceases to be material or Parent is able to so comply with its disclosure obligations and Commission requirements, or (y) 45 days after written notice is provided by Parent to the Stockholders of such Suspension Period. Each notice shall state to the extent, if any, as is practicable, an estimate of the expected duration of the Suspension Period;

               (f) Parent shall provide to each Stockholder a copy of the proposed plan of distribution to be included in the Registration Statement and each Stockholder shall furnish to Parent such information regarding the distribution of its Registered Shares as is required by law to be disclosed in the Registration Statement (the "Requisite Information") prior to effecting any sale pursuant to such Registration Statement. Each Stockholder as to which any Registration Statement is being effected agrees prior to effecting any sale of the Registered Shares thereunder to furnish promptly to Parent all information required to be disclosed in order to make any Requisite Information previously furnished to Parent by such Stockholder not materially misleading or necessary to cause such Registration Statement not to omit a material fact with respect to such Stockholder necessary in order to make the statements therein not misleading;

               (g) Each Stockholder agrees by acquisition of such Registered Shares that, upon receipt of any notice from Parent of the existence of any fact of the kind described in subsections 5.05(d) and (e) hereof (an "Amendment Notice"), such Stockholder will forthwith discontinue disposition of Registered Shares until such Stockholder's receipt of (i) copies of the supplemented or amended Prospectus contemplated by subsection 5.05(d) hereof, or until counsel for Parent shall have determined that such disclosure is not required due to subsequent events, (ii) notice in writing from Parent that the use of the Prospectus may be resumed, (iii) copies of any additional or supplemental filings with respect to the Prospectus, or (iv) the expiration of the Suspension Period. In the event Parent shall give any such notice, the time period regarding the filing of the Registration Statement set forth in subsection 5.04(a) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to subsection 5.05(e) hereof to and including the date when each Stockholder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by this subsection
          (g); and

               (h) Parent agrees to use its best efforts to cause the Registered Shares covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Stockholders thereof to consummate the disposition of such Registered Shares, subject to the proviso contained in subsection (c) above, and cause all Registered Shares to be listed on each securities exchange or national quotation system on which Parent's Common Stock is then listed by no later than the date on which the Registration Statement is declared effective.

Section 5.06.     INDEMNIFICATION.

         With respect to the Registration Statement, the Stockholders and Parent shall be bound by the indemnification obligations set forth in the Investment Letter.

Section 5.07.     EXCULPATION FOR DIRECTOR LIABILITY.

         Parent shall, and Parent shall cause the Company to, keep in effect provisions of the Certificate of Incorporation and Bylaws of the Company providing for exculpation of director liability and indemnification of directors, officers and agents of the Company to the fullest extent permitted under the Delaware Code, which provisions shall not be amended except as required by applicable law. Parent shall, and Parent shall cause the Company to, keep in effect and cause compliance with the terms and conditions of the indemnification agreements, if any between the Company and each of its directors and officers in effect as of the date of this Agreement.

Section 5.08.     LEASE TERMINATION.

               (a) The Company shall no later than May 31, 1999 have either (i) terminated its leases of the buildings located at 4200 Research Forest Drive, The Woodlands, Texas and 8701 New Trails, Suite A, The Woodlands, Texas (collectively, the "Property Leases"), or (ii) subleased each of the Property Leases for at least that rental rate that will fully discharge the obligations and liabilities of the Company under the Property Leases; provided, however, that such sublease(s) shall terminate no later than November 19, 1999. Notwithstanding the foregoing, the parties agree and acknowledge that it is the intent of the Company to relocate the Company's operations to Fort Collins, Colorado and in connection therewith, commencing on the Closing Date, the Company intends to begin the process of moving all or part of the laboratory equipment, furniture, office equipment, supplies and other personal property from the Company's offices to the Parent's offices in Fort Collins, Colorado.

               (b) The Principal Stockholders agree that the Principal Stockholders shall be liable for all lease payments and obligations arising out of the Property Leases for the period after May 31, 1999 and further agree that if the actions of the Company in the relocation of all or part of the laboratory equipment, furniture, office equipment, supplies and other personal property from the Company's offices to the Parent's offices in Fort Collins, Colorado and the winding down of the Company's operations in The Woodlands, Texas shall cause or be deemed to cause a default or breach under the Property Leases, then the liability (other than liability by reason of damage caused to the facilities during the moving process) associated with such default or breach shall be the liability of the Principal Stockholders and be subject to the indemnification obligations of the Principal Stockholders as set forth in the Indemnity and Escrow Agreement. Any liability of the Principal Stockholders arising under this Section 5.08(b) shall not be subject to the Floor (as defined in the Indemnity and Escrow Agreement).

               (c) Prior to or concurrent with the Closing, the Company shall have obtained a waiver from the landlord under the Property Leases to the effect that the landlord acknowledges that the Company is moving its operations to the Parent's office in Fort Collins, Colorado and waiving any default arising from the removal and relocation of any personal property of the Company located at the Property Lease locations.

Section 5.09.     PRODUCTS LIABILITY INSURANCE.

         Parent hereby covenants and agrees that it will use its best efforts to maintain, or cause the Company to maintain, tail products liability insurance coverage in amounts no less than currently maintained by Company (and with a deductible no greater than the Company's deductible) to cover products liability claims with respect to Company Products sold prior to the Closing until the expiration of the representation and warranty in Section 3.09 of the Agreement. If solely through the fault of Parent or Company, but not otherwise, such product liability insurance is not maintained, then the representation and warranty in Section 3.09 shall expire automatically as of the last day of such insurance coverage.

                                   ARTICLE VI

                            SURVIVAL, INDEMNIFICATION

         The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing and shall expire and be of no further force or effect at 12:00 a.m. on November 24, 1999. Notwithstanding the previous sentence, (i) the covenants and warranties contained in Section 3.25(c) shall survive for the period of time specified therein; (ii) the covenant contained in Section 5.08 shall continue until the termination of the leases referred to therein; and (iii) the covenants, agreements, representations and warranties contained in Sections 3.09, 3.13, 3.23, 5.07 and 5.09 shall survive until expiration of the statute of limitations applicable to the matters covered thereby (giving effect to any waiver, mitigation or extension thereof). Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if written notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

                                  ARTICLE VII

                               GENERAL PROVISIONS

Section 7.01.     NOTICES.

         All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmissions) and shall be deemed to have been given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a) if to Parent, to:

                    Atrix Laboratories, Inc.
                    2975 Midpoint Drive
                    Fort Collins, Colorado 80252
                    Attention: Dr. Charles P. Cox
                    Vice President, New Business Development
                    Telephone: (970) 482-5868
                    Facsimile: (970) 482-9765

                    with a copy to:

                    Morrison & Foerster LLP
                    5200 Republic Plaza
                    370 17th Street
                    Denver, Colorado  80202
                    Attention:  Warren L. Troupe
                    Telephone:  (303) 592-1500
                    Facsimile:  (303) 592-1510

               (b) if to the Company or the Principal Stockholders, to:

                    ViroTex Corporation
                    4200 Research Forest Drive, Suite 350
                    The Woodlands, Texas  77381
                    Attention:  Jeffrey M. Soinski
                    President and CEO
                    Telephone:  (281) 292-7671
                    Facsimile:  (281) 292-6697
                     with a copy to:

                     Cooley Godward LLP
                     4365 Executive Drive
                     Suite 1100
                     San Diego, CA 92121
                     Attention:  Frederick T. Muto
                                 Barbara L. Borden
                     Telephone:  (619) 550-6000
                     Facsimile:  (619) 453-3555

               (c) If to the Stockholders' Representatives, to:

                     Anthony A. Brown
                     114 Golden Shadow Circle
                     The Woodlands, Texas  77381
                     Telephone:  (281) 367-9718
                     Facsimile:  (281) 298-9798

                     William T. Mullaney
                     Chairman
                     Ventures Medical, L.P.
                     16945 Northchase Drive, Suite 2150
                     Houston, Texas  77060
                     Telephone:  (281) 873-5748 x12
                     Facsimile:  (281) 873-5950

         Notice so given shall be deemed given and received (i) if by mail on the fourth calendar day after posting; (ii) by facsimile or personal delivery on the date of actual transmission or personal delivery, as the case may be; and
(iii) if by overnight courier, on the next business day following the day such notice is delivered to the courier service.

Section 7.02.     DISCLOSURE SCHEDULE.

         The Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Articles III and IV, as the case may be. The information disclosed in any numbered or lettered part shall be deemed to be disclosed and incorporated in any other numbered or lettered part where the relevance of such disclosure to another numbered or lettered part would be reasonably apparent from such disclosure.

Section 7.03.     INTERPRETATION.

         The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 7.04.     COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

Section 7.05.     ENTIRE AGREEMENT; ASSIGNMENT.

         This Agreement, the Exhibits hereto, the Disclosure Schedule, and the Related Agreements (including the Indemnity and Escrow Agreement, the Transmittal Letter and the Investment Letter) (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof, (ii) except as set forth in Section 8.05 below, are not intended to confer upon any other person any rights or remedies hereunder; and (iii) shall not be assigned by operation of law or otherwise.

Section 7.06.     THIRD PARTY BENEFICIARIES.

         It is the intention of the parties that the Stockholders be considered third party beneficiaries of the terms and provisions contained in this Agreement, including but not limited to the rights, obligations and agreements contained in Article II herein. Further, such Stockholders shall have a vested right to enforce the provisions of Article II hereof upon compliance with the terms and provisions contained in this Agreement.

Section 7.07.     SEVERABILITY.

         In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 7.08.     OTHER REMEDIES.

         Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

Section 7.09.     GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within the City and County of Denver, State of Colorado, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, which matters are not subject to arbitration under Section 9.04, and agrees that process may be served upon them in any manner authorized by the laws of the State of Colorado for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

Section 7.10.     ARBITRATION.

         All disputes and all other controversies or claims arising out of or relating to this Agreement or any Related Agreements, or the breach thereof, other than a claim for equitable relief, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in Denver, Colorado. One arbitrator shall be selected by the indemnifying party or parties, one arbitrator shall be selected by the indemnified party, and the third arbitrator shall be chosen by the first two arbitrators chosen. The cost and expense of arbitration shall be shared equally by the parties to the arbitration, regardless of which party or parties prevail. The arbitration shall be conducted in accordance with the following time schedule unless otherwise mutually agreed to in writing by the parties: (i) parties to the arbitration proceeding shall each appoint their respective arbitrator within fifteen (15) business days after the end of the Notice Period;
(ii) within five (5) business days thereafter, such arbitrators shall appoint the third arbitrator; (iii) promptly after appointment of the third arbitrator, the arbitrators shall authorize the parties to conduct reasonable discovery, including document productions and depositions, as specified by the arbitrators, which discovery shall end no later than thirty days after the appointment of the third arbitrator unless the arbitrators, with the consent of all parties, agree to extend such period; (iv) the arbitrators shall schedule a hearing on the dispute within 30 days after the date on which the discovery is scheduled to end; and (v) within fifteen (15) business days after the date of the hearing referenced in clause (iv) the arbitrators shall render their decision. The decision or award of the arbitrators shall be final and binding upon the parties hereto to the same extent and to the same degree as if the matter had been adjudicated by a court of competent jurisdiction and shall be enforceable under the Federal Arbitration Act.

Section 7.11.     AMENDMENT.

         This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto and the Stockholders' Representatives.

Section 7.12.     EXTENSION: WAIVER.

         Parent, on the one hand, and the Company, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein, provided such waiver or extension shall not adversely effect the Stockholders. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 7.13.     RULES OF CONSTRUCTION.

         The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 7.14.     KNOWLEDGE.

         Whenever the term to the "knowledge of the Company," or similar phrase, is used in this Agreement, such phrase shall mean the actual knowledge of the Company's directors and executive officers and knowledge that could have been obtained by the Company's executive officers with respect to those matters that would cause a reasonable person, in a similar position, to investigate the matter further and that could have been obtained from such investigation without undue effort.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer or person as of the day and year first above written.


                                 ATRIX LABORATORIES, INC.


                                 By:  /s/ JOHN E. URHEIM
                                      ------------------------------------------
                                      John E. Urheim, Vice Chairman and Chief
                                      Executive Officer


                                 ATRIX ACQUISITION CORPORATION


                                 By:  /s/ JOHN E. URHEIM
                                      ------------------------------------------
                                      John E. Urheim, President



                                 VIROTEX CORPORATION


                                 By:  /s/ JEFFREY M. SOINSKI
                                      ------------------------------------------
                                      Jeffrey M. Soinski, President and
                                      Chief Executive Officer